File No. 024-______________

As filed with the Securities and Exchange Commission on August 31, 2023

PART II - INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated August 31, 2023

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission (the “SEC”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the SEC is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

Water Technologies International, Inc.

500,000,000 Shares of Common Stock

By this Offering Circular, Water Technologies International, Inc., a Florida corporation, is offering for sale a maximum of 500,000,000 shares of its common stock (the “Offered Shares”), at a fixed price of $___[0.001-0.005] per share, pursuant to Tier 1 of Regulation A of the United States Securities and Exchange Commission (the “SEC”). A minimum purchase of $1,000 of the Offered Shares is required in this offering; any additional purchase must be in an amount of at least $500. This offering is being conducted on a best-efforts basis, which means that there is no minimum number of Offered Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this offering. All proceeds from this offering will become immediately available to us and may be used as they are accepted. Purchasers of the Offered Shares will not be entitled to a refund and could lose their entire investments. Please see the “Risk Factors” section, beginning on page 4, for a discussion of the risks associated with a purchase of the Offered Shares.

This offering will commence with two days of the SEC’s qualification of the Offering Statement of which this Offering Circular forms a part; this offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion. (See “Plan of Distribution”).

Title of Securities Offered	Number of Shares	Price to Public	Commissions (1)	Proceeds to Company (2)
Common Stock	500,000,000	$_____[0.001-0.005]	$-0-	$_____[500,000-2,500,000]
(1)	We may offer the Offered Shares through registered broker-dealers and we may pay finders. However, information as to any such broker-dealer or finder shall be disclosed in an amendment to this Offering Circular.
(2)	Does not account for the payment of expenses of this offering estimated at $10,000. See “Plan of Distribution.”

 Our common stock is quoted in the over-the-counter under the symbol “WTII” in the OTC Pink marketplace of OTC Link. On August 30, 2023, the closing price of our common stock was $0.0004 per share.

Investing in the Offered Shares is speculative and involves substantial risks, including the superior voting rights of our outstanding shares of Series D Preferred Stock, which preclude current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. The Series D Preferred Stock has the following voting rights: the holders of the Series D Preferred Stock shall have 100,000 times that number of votes on all matters submitted to our shareholders that is equal to the number of shares of our common stock. Our sole officer, as the owner of all outstanding shares of the Series D Preferred Stock, will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares”).

THE SEC DOES NOT PASS UPON THE MERITS OF, OR GIVE ITS APPROVAL TO, ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC. HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The use of projections or forecasts in this offering is prohibited. No person is permitted to make any oral or written predictions about the benefits you will receive from an investment in Offered Shares.

No sale may be made to you in this offering if you do not satisfy the investor suitability standards described in this Offering Circular under “Plan of Distribution-State Law Exemption” and “Offerings to Qualified Purchasers-Investor Suitability Standards” (page 4). Before making any representation that you satisfy the established investor suitability standards, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular follows the disclosure format of Form S-1, pursuant to the General Instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is ______, 2023.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express our expectations, hopes, beliefs and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words anticipates, believes, continue, could, estimates, expects, intends, may, might, plans, possible, potential, predicts, projects, seeks, should, will, would and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. We cannot guarantee future performance, or that future developments affecting our company will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below in the Risk Factors section. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the unaudited consolidated financial statements and the notes thereto. Unless otherwise indicated, the terms we, us and our refer and relate to Water Technologies International, Inc., a Florida corporation, including its wholly-owned subsidiaries: GR8 Water, Inc., a Florida corporation; Aqua Pure International, Inc. a Florida corporation; Water Technologies International, LLC, a Florida limited liability company; Water Zone, Inc., a Florida corporation; and Now Brands H S Inc., a Florida corporation.

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Our Company

Water Technologies International, Inc. was originally incorporated in the State of Delaware on November 18, 1998, as Cypress International Inc. On August 10, 2005, our company was re-domiciled to the State of Florida by merger with Latitude Industries, Inc., a Florida corporation incorporated on August 2, 2005, and commenced the operation under the name of Latitude Industries Inc. On May 19, 2011, we changed our corporate name to Water Technologies International Inc.

Our company is in the business of designing, manufacturing and distributing Atmospheric Water Generators (AWG’s) and related water filtration products. In addition, we have several USPTO-issued patents and several international patents, as well as several patents pending for products in water generation, air and water filtration and dehumidification. We have recently developed a line of CBD products, including CBD water.

Offering Summary

Securities Offered	500,000,000 shares of common stock, par value $0.00001.
Offering Price for Remaining Shares	$___[0.001-0.005] per Offered Share.
Shares Outstanding Before This Offering	1,220,975,090 shares issued and outstanding as of the date hereof.
Shares Outstanding After This Offering	1,170,975,090 shares issued and outstanding, assuming the sale of all of the Remaining Shares hereunder.
Minimum Number of Shares to Be Sold in This Offering	None.
Disparate Voting Rights	Our outstanding shares of Series D Preferred Stock possess superior voting rights, which preclude current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. The Series D Preferred Stock has the following voting rights: the holders of the Series D Preferred Stock shall have 100,000 times that number of votes on all matters submitted to our shareholders that is equal to the number of shares of our common stock. Our sole officer and a Director, William Scott Tudor, as the owner of all outstanding shares of the Series D Preferred Stock, will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares” and “Security Ownership of Certain Beneficial Owners and Management”).
Investor Suitability Standards	The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.
Market for our Common Stock	Our common stock is quoted in the over-the-counter market under the symbol “WTII” in the OTC Pink marketplace of OTC Link.
Termination of this Offering	This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering circular being qualified by the SEC and (c) the date on which this offering is earlier terminated by us, in our sole discretion.
Use of Proceeds	We will apply the proceeds of this offering for sales and marketing expenses, inventory, repayment of debt, acquisitions and working capital. (See “Use of Proceeds”).
Risk Factors	An investment in the Offered Shares involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investments. You should carefully consider the information included in the Risk Factors section of this Offering Circular, as well as the other information contained in this Offering Circular, prior to making an investment decision regarding the Offered Shares.
Corporate Information	Our principal executive offices are located at 1385 SW Bent Pine Cove, Port St. Lucie, Florida 34986; our telephone number is 561-841-6024; our corporate website is located at www.gr8water.net. No information found on our company’s website is part of this Offering Circular.
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Continuing Reporting Requirements Under Regulation A

As a Tier 1 issuer under Regulation A, we will be required to file with the SEC a Form 1-Z (Exit Report Under Regulation A) upon the termination of this offering. We will not be required to file any other reports with the SEC following this offering.

However, during the pendency of this offering and following this offering, we intend to file quarterly and annual financial reports and other supplemental reports with OTC Markets, which will be available at www.otcmarkets.com.

All of our future periodic reports, whether filed with OTC Markets or the SEC, will not be required to include the same information as analogous reports required to be filed by companies whose securities are listed on the NYSE or NASDAQ, for example.

RISK FACTORS

An investment in the Offered Shares involves substantial risks. You should carefully consider the following risk factors, in addition to the other information contained in this Offering Circular, before purchasing any of the Offered Shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. (See “Cautionary Statement Regarding Forward-Looking Statements”).

Risks Related to Our Company

We have incurred losses in prior periods, and losses in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows. We have incurred losses in prior periods. For the six months ended June 30, 2023, we incurred a net loss of $311,202 (unaudited) and, as of that date, we had an accumulated deficit of $(11,419,939) (unaudited). For the year ended December 31, 2022, we incurred a net loss of $1,493,414 (unaudited) and, as of that date, we had an accumulated deficit of $(11,194,175) (unaudited). Any losses in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows.

There is doubt about our ability to continue as a viable business. We have not earned a profit from our operations during recent financial periods. There is no assurance that we will ever earn a profit from our operations in future financial periods.

We may be unable to obtain sufficient capital to implement our full plan of business. Currently, we do not have sufficient financial resources with which to establish our full business strategies. There is no assurance that we will be able to obtain sources of financing, including in this offering, in order to satisfy our working capital needs.

We do not have a successful operating history. For the three months ended March 31, 2023, and the years ended December 31, 2022 and 2021, we generated net losses from operations, which makes an investment in the Offered Shares speculative in nature. Because of this lack of operating success, it is difficult to forecast our future operating results. Additionally, our operations will be subject to risks inherent in the implementation of new business strategies, including, among other factors, efficiently deploying our capital, developing and implementing our marketing campaigns and strategies and developing greater awareness. Our performance and business prospects will suffer if we are unable to overcome the following challenges, among others:

- our ability to attract greater numbers of customers for our line of water purification and other products;

- our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a going concern;

- our ability to execute our newly implemented business strategies;

- our ability to manage our expansion, growth and operating expenses;

- our ability to finance our business;

- our ability to compete and succeed in highly competitive industries; and

- future geopolitical events and economic crisis.

 There are risks and uncertainties encountered by under-capitalized companies. As an under-capitalized company, we are unable to offer assurance that we will be able to overcome our lack of capital, among other challenges.

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We may never earn a profit in future financial periods. Because we lack a successful operating history, we are unable to offer assurance that we will ever earn a profit in future financial periods.

If we are unable to manage future expansion effectively, our business may be adversely impacted. In the future, we may experience rapid growth in our operations, which could place a significant strain on our company’s infrastructure, in general, and our internal controls and other managerial, operating and financial resources, in particular. If we are unable to manage future expansion effectively, our business would be harmed. There is, of course, no assurance that we will enjoy rapid development in our business.

We currently depend on the efforts of our sole executive officer; the loss of this executive could disrupt our operations and adversely affect the further development of our business. Our company depends, primarily, on the continued service of our sole executive officer, William Scott Tudor. The loss of service of Mr. Tudor, for any reason, could seriously impair our ability to execute our business plan, which could have a materially adverse effect on our business and future results of operations. We have not entered into an employment agreement with Mr. Tudor; we have not purchased any key-man life insurance.

If we are unable to recruit and retain key personnel, our business may be harmed. If we are unable to attract and retain key personnel, our business may be harmed. Our failure to enable the effective transfer of knowledge and facilitate smooth transitions with regard to our key employees could adversely affect our long-term strategic planning and execution.

Our business strategies are not based on independent market studies. We have not commissioned any independent market studies with respect to our business strategies. Rather, our plans for achieving profitability are based on the experience, judgment and assumptions of our management. If these assumptions prove to be incorrect, we may not be successful in expanding sales of our products.

Our Board of Directors may change our policies without shareholder approval. Our policies, including any policies with respect to investments, leverage, financing, growth, debt and capitalization, will be determined by our Board of Directors or officers to whom our Board of Directors delegates such authority. Our Board of Directors will also establish the amount of any dividends or other distributions that we may pay to our shareholders. Our Board of Directors or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without shareholder vote. Accordingly, our shareholders will not be entitled to approve changes in our policies, which policy changes may have a material adverse effect on our financial condition and results of operations.

Risks Related to Our Business

Our marketing strategies for our products may not be successful. We will be required to obtain a significantly greater number of customers for our products, in order to increase sales. Should our marketing strategies fail to increase sales of our products, our operations will be adversely affected.

Our success will depend on external factors in the industries in which we compete. The success of our current and planned products is highly unpredictable and success depends on identifying and reaching ever evolving consumer tastes and desires. The commercial success of our products also depends upon:

- the quality and acceptance of other competing brands and products;

- creating effective distribution channels and brand awareness;

- critical reviews;

- the availability of alternatives;

- general economic conditions; and

- other tangible and intangible factors.

If our products do not achieve the expected results, we may face litigation from customers and government regulators. We cannot guarantee that all customers will benefit from the use of our products. However, if a large number of clients do not achieve quantifiable results from the use of our products, we may be subject to lawsuits or regulatory sanctions regarding the benefits of our products.

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       We may be exposed to material product liability claims, which could increase our costs and adversely affect our reputation and business. As a manufacturer of products that purify water intended for human consumption, we are subject to product liability claims, if the use of our products for others is alleged to have resulted in injury.

Our insurance coverage may not be sufficient to cover our legal claims or other losses that we may incur in the future. We believe we maintain adequate insurance for product liability to protect ourselves against potential loss exposures. There is no assurance that our insurance will be sufficient to cover any claims that are asserted against us. In the future, insurance coverage may not be available at adequate levels or on adequate terms to cover potential losses, including on terms that meet our customer’s requirements. If insurance coverage is inadequate or unavailable, we may face claims that exceed coverage limits or that are not covered, which could increase our costs and adversely affect our operating results.

Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our products and brand. We have invested resources to protect our brands and intellectual property rights. However, we may be unable or unwilling to strictly enforce our intellectual property rights, including our trademarks, from infringement. Our failure to enforce our intellectual property rights could diminish the value of our brands and product offerings and harm our business and future growth prospects.

We may be subject to intellectual property rights claims, which are costly to defend, could require us to pay damages and could limit our ability to sell some of our products. Our industry is characterized by vigorous pursuit and protection of intellectual property rights, which has resulted in protracted and expensive litigation for several companies. Third parties may assert claims of misappropriation of trade secrets or infringement of intellectual property rights against us or against our end customers or partners for which we may be liable.

As our business expands, the number of products and competitors in our markets increases and product overlaps occur, infringement claims may increase in number and significance. Intellectual property lawsuits are subject to inherent uncertainties due to the complexity of the technical issues involved, and we cannot be certain that we would be successful in defending ourselves against intellectual property claims. Further, many potential litigants have the capability to dedicate substantially greater resources than we can to enforce their intellectual property rights and to defend claims that may be brought against them. Furthermore, a successful claimant could secure a judgment that requires us to pay substantial damages or prevents us from distributing products or performing certain services.

If we fail to develop our brand names cost-effectively, our business may be adversely affected. The success of our products marketed under our brand names is dependent upon the effectiveness of our marketing efforts. Brand promotion activities may not yield increased revenue, and even if they do, any increased revenue may not offset the expenses incurred in building the brands. If we fail to successfully promote and maintain our brands, or incur substantial expenses in an unsuccessful attempt to promote and maintain our brands, we may fail to attract enough new customers or retain our existing customers to the extent necessary to realize a sufficient return on our brand-building efforts, and our business and results of operations could suffer.

Adverse publicity or consumer perception of our products and any similar products distributed by others could harm our reputation and adversely affect our sales and revenues. We believe we are highly dependent upon positive consumer perceptions of the safety and quality of our products as well as similar products distributed by our competitors. Consumer perception can be substantially influenced by scientific research or findings, national media attention and other publicity about product use. Adverse publicity from these sources regarding the safety, quality or efficacy of our or similar products could harm our reputation and results of operations. The mere publication of news articles or reports asserting that such products may be harmful or questioning their efficacy could have a material adverse effect on our business, financial condition and results of operations, regardless of whether such news articles or reports are scientifically supported or whether the claimed harmful effects would be present at the dosages recommended for such products.

We are in competition with companies that are larger, more established and better capitalized than are we. The industries in which we compete are highly competitive, rapidly evolving and subject to constant change. We expect that, if our products establish a market niche, competition will arise from a variety of sources. Many of our potential competitors possess:

- greater financial, technical, personnel, promotional and marketing resources;

- longer operating histories;

- greater name recognition; and

- larger consumer bases.

 We believe that existing industry competitors are likely to continue to expand their product offerings. We cannot be certain that we will be able to compete successfully under these competitive conditions.

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If we are unable to develop and later market our products under development in a timely manner or at all, or if competitors develop or introduce similar products that achieve commercialization before our products enter the market, the demand for our products may decrease or the products could become obsolete. Our products operate in competitive markets, where competitors are already well established. We expect that competitors will continue to innovate and to develop and introduce similar products that could be competitive in both price and performance. Competitors may succeed in developing or introducing similar products earlier than, or developing more effective products, than do we.

The success of our business depends on our ability to market and advertise our products effectively. Our ability to establish effective marketing and advertising campaigns is the key to our success. If we are unable to increase awareness of our brands and our products, we may not be able to attract new distributors for our products. Our marketing activities may not be successful in promoting the products we sell or pricing strategies or in retaining and increasing our distributor base. We cannot assure you that our marketing programs will be adequate to support our future growth, which may result in a material adverse effect on our results of operations.

It is possible that the Coronavirus (“COVID-19”) pandemic could cause long-lasting stock market volatility and weakness, as well as long-lasting recessionary effects on the United States and/or global economies. Should the negative economic impact caused by the COVID-19 pandemic, including the responses thereto, result in continuing long-term economic weakness in the United States and/or globally, our ability to expand our business would be severely negatively impacted. It is possible that our company would not be able to sustain during any such long-term economic weakness.

Risks Related to Compliance and Regulation

We will not have reporting obligations under Sections 14 or 16 of the Securities Exchange Act of 1934, nor will any shareholders have reporting requirements of Regulation 13D or 13G, nor Regulation 14D. So long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers and beneficial holders will only be available through periodic reports we file with OTC Markets.

Our common stock is not registered under the Exchange Act and we do not intend to register our common stock under the Exchange Act for the foreseeable future; provided, however, that we will register our common stock under the Exchange Act if we have, after the last day of any fiscal year, more than either (1) 2,000 persons; or (2) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act.

Further, as long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules.

The reporting required by Section 14(d) of the Exchange Act provides information to the public about persons other than the company who is making the tender offer. A tender offer is a broad solicitation by a company or a third party to purchase a substantial percentage of a company’s common stock for a limited period of time. This offer is for a fixed price, usually at a premium over the current market price, and is customarily contingent on shareholders tendering a fixed number of their shares.

In addition, as long as our common stock is not registered under the Exchange Act, our company will not be subject to the reporting requirements of Regulation 13D and Regulation 13G, which require the disclosure of any person who, after acquiring directly or indirectly the beneficial ownership of any equity securities of a class, becomes, directly or indirectly, the beneficial owner of more than 5% of the class.

There may be deficiencies with our internal controls that require improvements. Our company is not required to provide a report on the effectiveness of our internal controls over financial reporting. We are in the process of evaluating whether our internal control procedures are effective and, therefore, there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such independent evaluations.

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Risks Related to Our Organization and Structure

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for independent board members. As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer conducting an offering on Form S-1 or listing on a national stock exchange would be. Accordingly, we are not required to have (a) a board of directors of which a majority consists of independent directors under the listing standards of a national stock exchange, (b) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange’s requirements, (c) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/ corporate governance committee charter meeting a national stock exchange’s requirements, (d) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (e) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of a national stock exchange.

Our holding company structure makes us dependent on our subsidiaries for our cash flow and could serve to subordinate the rights of our shareholders to the rights of creditors of our subsidiaries, in the event of an insolvency or liquidation of any such subsidiary. Our company acts as a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries. Such subsidiaries will be separate and distinct legal entities. As a result, substantially all of our cash flow will depend upon the earnings of our subsidiaries. In addition, we will depend on the distribution of earnings, loans or other payments by our subsidiaries. No subsidiary will have any obligation to provide our company with funds for our payment obligations. If there is an insolvency, liquidation or other reorganization of any of our subsidiaries, our shareholders will have no right to proceed against their assets. Creditors of those subsidiaries will be entitled to payment in full from the sale or other disposal of the assets of those subsidiaries before our company, as a shareholder, would be entitled to receive any distribution from that sale or disposal.

Risks Related to a Purchase of the Offered Shares

The outstanding shares of our Series D Non-Convertible Preferred Stock preclude current and future owners of our common stock from influencing any corporate decision. Our sole officer and a Director, William Scott Tudor, owns all of the outstanding shares of our Series D Preferred Stock. The Series D Preferred Stock has the following voting rights: the holders of the Series D Non-Convertible Preferred Stock shall have 100,000 times that number of votes on all matters submitted to our shareholders that is equal to the number of shares of our common stock. Mr. Tudor, will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Security Ownership of Certain Beneficial Owners and Management”).

The outstanding shares of our Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock represent potential significant future dilution in ownership of our common stock, including the Offered Shares. The outstanding shares of our Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock are convertible into a total of 582,000,000 shares of our common stock at any time. At such time as these shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock are converted into shares of common stock, holders of our common stock, including the Offered Shares, will incur significant dilution in their ownership of our company.

We have outstanding convertible debt instruments that could negatively affect the market price of our common stock. Our outstanding convertible debt instruments could negatively affect the market price of our common stock, should their respective exercise prices, at the time of exercise, be lower than the then-market price of our common stock. We are unable, however, to predict the actual effect that the conversion of any such convertible debt instruments would have on the market price of our common stock. (See “Description of Securities—Convertible Promissory Notes”).

There is no minimum offering and no person has committed to purchase any of the Offered Shares. We have not established a minimum offering hereunder, which means that we will be able to accept even a nominal amount of proceeds, even if such amount of proceeds is not sufficient to permit us to achieve any of our business objectives. In this regard, there is no assurance that we will sell any of the Offered Shares or that we will sell enough of the Offered Shares necessary to achieve any of our business objectives. Additionally, no person is committed to purchase any of the Offered Shares.

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We may seek additional capital that may result in shareholder dilution or that may have rights senior to those of our common stock. From time to time, we may seek to obtain additional capital, either through equity, equity-linked or debt securities. The decision to obtain additional capital will depend on, among other factors, our business plans, operating performance and condition of the capital markets. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our common stock, which could negatively affect the market price of our common stock or cause our shareholders to experience dilution.

You may never realize any economic benefit from a purchase of Offered Shares. Because the market for our common stock is volatile, there is no assurance that you will ever realize any economic benefit from your purchase of Offered Shares.

We do not intend to pay dividends on our common stock. We intend to retain earnings, if any, to provide funds for the implementation of our business strategy. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our common stock will receive cash, stock or other dividends on their shares of our common stock, until we have funds which our Board of Directors determines can be allocated to dividends.

 Our shares of common stock are Penny Stock, which may impair trading liquidity. Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares. Trades of our common stock will be subject to Rule 15g-9 of the SEC, which rule imposes certain requirements on broker-dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker-dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction prior to sale. The SEC also has rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

Our common stock is thinly traded and its market price may become highly volatile. There is currently only a limited market for our common stock. A limited market is characterized by a relatively limited number of shares in the public float, relatively low trading volume and a small number of brokerage firms acting as market makers. The market for low priced securities is generally less liquid and more volatile than securities traded on national stock markets. Wide fluctuations in market prices are not uncommon. No assurance can be given that the market for our common stock will continue. The price of our common stock may be subject to wide fluctuations in response to factors such as the following, some of which are beyond our control:

- quarterly variations in our operating results;

- operating results that vary from the expectations of investors;

- changes in expectations as to our future financial performance, including financial estimates by investors;

- reaction to our periodic filings, or presentations by executives at investor and industry conferences;

- changes in our capital structure;

- announcements of innovations or new services by us or our competitors;

- announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

- lack of success in the expansion of our business operations;

- announcements by third parties of significant claims or proceedings against our company or adverse developments in pending proceedings;

- additions or departures of key personnel;

- asset impairment;

- temporary or permanent inability to offer products or services; and

- rumors or public speculation about any of the above factors.

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The terms of this offering were determined arbitrarily. The terms of this offering were determined arbitrarily by us. The offering price for the Offered Shares does not necessarily bear any relationship to our company’s assets, book value, earnings or other established criteria of valuation. Accordingly, the offering price of the Offered Shares should not be considered as an indication of any intrinsic value of such securities. (See “Dilution”).

Our common stock is subject to price volatility unrelated to our operations. The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our company’s competitors or our company itself. In addition, the over-the-counter stock market is subject to extreme price and volume fluctuations in general. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

Future sales of our common stock, or the perception in the public markets that these sales may occur, could reduce the market price of our common stock. Our officers and directors own a total of 49,483,422 shares of our restricted common stock. In addition, our officers and directors own shares of our preferred stock that are convertible at any time into a total of 320,500,000 shares of our common stock, in the aggregate. In general, our officers and directors and major shareholders, as affiliates, under Rule 144 may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of our common stock under Rule 144 or otherwise could reduce prevailing market prices for our common stock.

You will suffer dilution in the net tangible book value of the Offered Shares you purchase in this offering. If you acquire any Offered Shares, you will suffer immediate dilution, due to the lower book value per share of our common stock compared to the purchase price of the Offered Shares in this offering. (See “Dilution”).

As an issuer of penny stock, the protection provided by the federal securities laws relating to forward looking statements does not apply to us. Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

DILUTION

Dilution in net tangible book value per share to purchasers of our common stock in this offering represents the difference between the amount per share paid by purchasers of the Remaining Shares in this offering and the net tangible book value per share immediately after completion of this offering. In this offering, dilution is attributable primarily to our negative net tangible book value per share.

If you purchase Offered Shares in this offering, your investment will be diluted to the extent of the difference between your purchase price per Offered Share and the net tangible book value of our common stock after this offering. Our net tangible book value as of June 30, 2023, was $(3,135,056) (unaudited), or $(0.002) per share. Net tangible book value per share is equal to total assets minus the sum of total liabilities and intangible assets divided by the total number of shares outstanding.

 Without giving effect to any issuances of our common stock after March 31, 2023, the tables below illustrate the dilution to purchasers of Offered Shares in this offering on a pro forma basis, assuming 100%, 75%, 50% and 25% of the Offering Shares are sold and assuming a per share price of $0.003, which represents the midpoint of the offering price range herein.

Assuming the Sale of 100% of the Offered Shares

Assumed offering price per share

Net tangible book value per share as of June 30, 2023 (unaudited)

Increase in net tangible book value per share after giving effect to this offering

Pro forma net tangible book value per share as of June 30, 2023 (unaudited)

Dilution in net tangible book value per share to purchasers of Remaining Shares in this offering

$0.003 $(0.002) $0.001 $(0.001) $0.0035

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Assuming the Sale of 75% of the Offered Shares

Assumed offering price per share

Net tangible book value per share as of June 30, 2023 (unaudited)

Increase in net tangible book value per share after giving effect to this offering

Pro forma net tangible book value per share as of June 30, 2023 (unaudited)

Dilution in net tangible book value per share to purchasers of Remaining Shares in this offering

$0.003 $(0.002) $0.001 $(0.001) $0.0035
Assuming the Sale of 50% of the Offered Shares

Assumed offering price per share

Net tangible book value per share as of June 30, 2023 (unaudited)

Increase in net tangible book value per share after giving effect to this offering

Pro forma net tangible book value per share as of June 30, 2023 (unaudited)

Dilution in net tangible book value per share to purchasers of Remaining Shares in this offering

$0.003 $(0.002) $0.000 $(0.002) $0.0045
Assuming the Sale of 25% of the Offered Shares

Assumed offering price per share

Net tangible book value per share as of June 30, 2023 (unaudited)

Increase in net tangible book value per share after giving effect to this offering

Pro forma net tangible book value per share as of June 30, 2023 (unaudited)

Dilution in net tangible book value per share to purchasers of Remaining Shares in this offering

$0.003 $(0.002) $0.000 $(0.002) $0.0045

USE OF PROCEEDS

The table below sets forth the estimated proceeds we would derive from the sale of the Offered Shares at a per share price of $0.003, which represents the midpoint of the offering price range herein, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares and assuming the payment of no sales commissions or finder’s fees and before the payment of expenses associated with this offering of approximately $10,000. There is, of course, no guaranty that we will be successful in selling any of the Offered Shares in this offering.

	Assumed Percentage of Offered Shares Sold in This Offering
	25%	50%	75%	100%
Remaining Shares sold Gross proceeds Offering expenses	125,000,000 $ 375,000 10,000	250,000,000 $ 750,000 10,000	375,000,000 $ 1,125,000 10,000	500,000,000 $ 1,500,000 10,000
Net proceeds	$ 365,000	$ 740,000	$ 1,115,000	$ 1,490,000

The table below sets forth the manner in which we intend to apply the net proceeds derived by us in this offering, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares at a per share price of $0.003, which represents the midpoint of the offering price range herein. All amounts set forth below are estimates.

Use of Proceeds for Assumed Percentage of Offered Shares Sold in This Offering
	25%	50%	75%	100%
Sales and Marketing Expenses Inventory Repayment of Debt Acquisitions (1) Working Capital	$ 150,000 150,000 0 0 65,000	$ 300,000 300,000 0 0 145,000	$ 250,0000 250,000 200,000 200,000 215,000	$ 400,000 400,000 200,000 200,000 290,000
TOTAL	$ 365,000	$ 745,000	$ 1,115,000	$ 1,490,000
(1)	As of the date of this Offering Circular, we have no agreement or other understanding with respect to any acquisition of any business or any assets. Proceeds not used in acquisitions will be applied to working capital.

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We reserve the right to change the foregoing use of proceeds, should our management believe it to be in the best interest of our company. The allocations of the proceeds of this offering presented above constitute the current estimates of our management and are based on our current plans, assumptions made with respect to the industry in which we compete, general economic conditions and our future revenue and expenditure estimates.

Investors are cautioned that expenditures may vary substantially from the estimates presented above. Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes. In the event we do not obtain the entire offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities or by borrowing funds. Currently, we do not have any committed sources of financing.

PLAN OF DISTRIBUTION

In General

Our company is offering a maximum of 500,000,000 shares of our common stock, on a best-efforts basis, at a fixed price of $___[0.001-0.005] per Offered Share; any funds derived from this offering will be immediately available to us for our use. There will be no refunds. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

There is no minimum number of Offered Shares that we are required to sell in this offering. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the Use of Proceeds section of this Offering Circular. No funds will be placed in an escrow account during the offering period and no funds will be returned, once an investor’s subscription agreement has been accepted by us.

  We intend to sell the Offered Shares in this offering through the efforts of our sole executive officer, William Scott Tudor. Mr. Tudor will not receive any compensation for offering or selling the Offered Shares. We believe that Mr. Tudor is exempt from registration as a broker-dealers under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934 (the Exchange Act). In particular, Mr. Tudor:

•	is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act; and

•	is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

•	is not an associated person of a broker or dealer; and

•	meets the conditions of the following:

•	primarily performs, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities; and

•	was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and

•	did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

As of the date of this Offering Circular, we have not entered into any agreements with selling agents for the sale of the Offered Shares. However, we reserve the right to engage FINRA-member broker-dealers. In the event we engage FINRA-member broker-dealers, we expect to pay sales commissions of up to 8% of the gross offering proceeds from their sales of the Offered Shares. In connection with our appointment of a selling broker-dealer, we intend to enter into a standard selling agent agreement with the broker-dealer pursuant to which the broker-dealer would act as our non-exclusive sales agent in consideration of our payment of commissions of up to 8% on the sale of Offered Shares effected by the broker-dealer.

Procedures for Subscribing

If you are interested in subscribing for Offered Shares in this offering, please submit a request for information by e-mail to Mr. Tudor at: studor@gr8water.net; all relevant information will be delivered to you by return e-mail.

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Thereafter, should you decide to subscribe for Offered Shares, you are required to follow the procedures described therein, which are:

•	Electronically execute and deliver to us a subscription agreement; and

•	Deliver funds directly by check or by wire or electronic funds transfer via ACH to our specified bank account

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Offered Shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on our company’s page on the SEC’s website: www.sec.gov.

An investor will become a shareholder of our company and the Offered Shares will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and we accept the investor as a shareholder.

By executing the subscription agreement and paying the total purchase price for the Offered Shares subscribed, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets certain minimum financial standards. (See “State Qualification and Investor Suitability Standards” below).

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Minimum Purchase Requirements

You must initially purchase at least $1,000 of the Offered Shares in this offering. If you have satisfied the minimum purchase requirement, any additional purchase must be in an amount of at least $500.

State Law Exemption and Offerings to Qualified Purchasers

State Law Exemption. This Offering Circular does not constitute an offer to sell or the solicitation of an offer to purchase any Offered Shares in any jurisdiction in which, or to any person to whom, it would be unlawful to do so. An investment in the Offered Shares involves substantial risks and possible loss by investors of their entire investments. (See “Risk Factors”).

The Offered Shares have not been qualified under the securities laws of any state or jurisdiction. Currently, we plan to sell the Offered Shares in Colorado, Connecticut, Delaware, Georgia, Puerto Rico and New York. However, we may, at a later date, decide to sell Offered Shares in other states. In the case of each state in which we sell the Offered Shares, we will qualify the Offered Shares for sale with the applicable state securities regulatory body or we will sell the Offered Shares pursuant to an exemption from registration found in the applicable state’s securities, or Blue Sky, law.

Certain of our offerees may be broker-dealers registered with the SEC under the Exchange Act, who may be interested in reselling the Offered Shares to others. Any such broker-dealer will be required to comply with the rules and regulations of the SEC and FINRA relating to underwriters.

Investor Suitability Standards. The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.

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Issuance of the Offered Shares

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will either issue such investor’s purchased Offered Shares in book-entry form or issue a certificate or certificates representing such investor’s purchased Offered Shares.

Transferability of the Offered Shares

The Offered Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

Advertising, Sales and Other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, articles and publications concerning industries relevant to our business operations or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Offered Shares, these materials will not give a complete understanding of our company, this offering or the Offered Shares and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Offered Shares.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of (a) 5,000,000,000 shares of common stock, $.00001 par value per share and (b) 5,000,000 shares of preferred stock, $.00001 par value per share, of which (1) 900,000 shares have been designated “Series A Convertible Preferred Stock,” (2) 600,000 shares have been designated “Series B Convertible Preferred Stock,” (3) 500,000 shares have been designated “Series C Convertible Preferred Stock”; (4) 100,000 shares have been designated “Series D Non-Convertible Preferred Stock”; and (5) 10,000 shares have been designated “Series E Convertible Preferred Stock.”

As of the date of this Offering Circular, there were (u) 1,320,975,090 shares of our common stock issued and outstanding held by 57 holders of record; (v) 800,000 shares of Series A Convertible Preferred Stock issued and outstanding held by two holders of record; (w) 500,000 shares of Series B Convertible Preferred Stock issued and outstanding held by six holders of record; (x) 452,500 shares of Series C Convertible Preferred Stock issued and outstanding held by three holders of record; (y) 100,000 shares of Series D Convertible Non-Convertible Preferred Stock issued and outstanding held by one holder of record; and (z) no shares of Series E Convertible Preferred Stock issued and outstanding.

  In addition, a total of 757,879,638 shares are reserved for issuance under convertible instruments.

The descriptions of our shares of capital stock below are summaries and are qualified in their entirety by the source documents included as exhibits to the Offering Statement of which this Offering Circular forms a part.

Common Stock

General. The holders of our common stock currently have (a) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (b) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of our company; (c) do not have preemptive, subscriptive or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Our Bylaws provide that, at all meetings of the shareholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Florida law or our Articles of Incorporation, as amended, a majority of the votes cast at a meeting of the shareholders shall be necessary to authorize any corporate action to be taken by vote of the shareholders.

Non-cumulative Voting. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able

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to elect any of our directors. As of the date of this Offering Circular, our officers and directors beneficially own a total of 49,483,422 shares, or approximately 8.01%, of our outstanding common stock.

In addition, all of the issued and outstanding shares of Series D Convertible Preferred Stock are owned by our sole officer and a Director, William Scott Tudor. Mr. Tudor, thus, controls all corporate matters of our company. (See “Security Ownership of Certain Beneficial Owners and Management” and “Certain Relationships and Related Transactions”).

Pre-emptive Rights. As of the date of this Offering Circular, no holder of any shares of our capital stock has pre-emptive or preferential rights to acquire or subscribe for any unissued shares of any class of our capital stock not otherwise disclosed herein.

Series A Convertible Preferred Stock

Voting Rights. Except as otherwise required by law, the holders of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and the holders of our common stock shall be entitled to notice of any shareholders’ meeting and to vote as a single class upon any matter submitted to our shareholders for a vote as follows: (1) the holders of each series of Preferred Stock shall have one vote for each full share of common stock into which a share of such series would be convertible on the record date for the vote, or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited; and (2) the holders of our common stock shall have one vote per share of common stock held as of such date.

Dividends. Holders of Series A Preferred Stock, as a group, are entitled to receive dividends as and when declared by our Board of Directors.

Liquidation Preference. Holders of Series A Preferred Stock, as a group, have not been granted any liquidation preference.

Right to Convert. Each share of Series A Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance into 100 shares of fully-paid and non-assessable shares of our common stock, subject to adjustment upon the occurrence of certain corporate events.

Series B Convertible Preferred Stock

Voting Rights. Except as otherwise required by law, the holders of Series B Convertible Preferred Stock (the “Series B Preferred Stock”) and the holders of our common stock shall be entitled to notice of any shareholders’ meeting and to vote as a single class upon any matter submitted to our shareholders for a vote as follows: (1) the holders of each series of Preferred Stock shall have one vote for each full share of common stock into which a share of such series would be convertible on the record date for the vote, or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited; and (2) the holders of our common stock shall have one vote per share of common stock held as of such date.

Dividends. Holders of Series B Preferred Stock, as a group, are entitled to receive dividends as and when declared by our Board of Directors.

Liquidation Preference. Holders of Series B Preferred Stock, as a group, have not been granted any liquidation preference.

  Right to Convert. Each share of Series B Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance, into 100 shares of fully-paid and non-assessable shares of our common stock, subject to adjustment upon the occurrence of certain corporate events.

Series C Convertible Preferred Stock

Voting Rights. Except as otherwise required by law, the holders of Series C Convertible Preferred Stock (the “Series C Preferred Stock”) and the holders of our common stock shall be entitled to notice of any shareholders’ meeting and to vote as a single class upon any matter submitted to our shareholders for a vote as follows: (1) the holders of each series of Preferred Stock shall have one vote for each full share of common stock into which a share of such series would be convertible on the record date for the vote, or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited; and (2) the holders of our common stock shall have one vote per share of common stock held as of such date.

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Dividends. Holders of Series C Preferred Stock, as a group, are entitled to receive dividends as and when declared by our Board of Directors.

Liquidation Preference. Holders of Series C Preferred Stock, as a group, have not been granted any liquidation preference.

Right to Convert. Each share of Series C Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance, into 1,000 shares of fully-paid and non-assessable shares of our common stock, subject to adjustment upon the occurrence of certain corporate events.

Series D Non-Convertible Preferred Stock

Voting Rights. Holders of the Series D Non-Convertible Preferred Stock (the “Series D Preferred Stock”) shall have 100,000 times that number of votes on all matters submitted to the shareholders that is equal to the number of shares of common stock, at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of such shareholders is effected. Holders of the Series D Preferred Stock shall vote together with the holders of our common stock as a single class upon all matters submitted to our holders of common stock.

Vote to Change Terms or Issuance. The affirmative vote at a meeting duly called for such purpose, or written consent without a meeting, of the holders of not less than 51% of the then-outstanding shares of Series D Preferred Stock shall be required for (1) any change to the our Articles of Incorporation that would amend, alter, change or repeal any of the voting powers, preferences, limitations or relative rights of the Series D Preferred Stock or (2) any authorization of additional shares of Series D Preferred Stock.

Dividends. Holders of Series D Preferred Stock shall not be entitled to receive dividends paid on our common stock.

Liquidation Preference. Upon liquidation, dissolution and winding up of our company, whether voluntary or involuntary, holders of the Series D Preferred Stock then outstanding shall not be entitled to receive, out of the assets of our company, whether from capital or earnings available for distribution, any amounts which will be otherwise available to and distributed to holders of our common stock.

Right to Convert. The shares of Series D Non-Convertible Preferred Stock are not convertible into shares of our common stock.

Series E Preferred Stock

Voting Rights. Each share of the Series E Convertible Preferred Stock (the “Series E Preferred Stock”) shall have 5,000 votes on all matters submitted to the shareholders.

Vote to Change Terms or Issuance. The affirmative vote at a meeting duly called for such purpose, or written consent without a meeting, of the holders of not less than 51% of the then-outstanding shares of Series E Preferred Stock shall be required for (1) any change to the our Articles of Incorporation that would amend, alter, change or repeal any of the voting powers, preferences, limitations or relative rights of the Series E Preferred Stock or (2) any authorization of additional shares of Series E Preferred Stock.

Dividends. Holders of Series E Preferred Stock shall be entitled to receive dividends paid on our common stock in an amount equal to $.0001 per share.

Liquidation Preference. Upon liquidation, dissolution and winding up of our company, whether voluntary or involuntary, holders of the Series E Preferred Stock then outstanding shall be entitled to receive, out of the assets of our company, whether from capital or earnings available for distribution, the sum of $10.00 per share, the face value per share of the Series E Preferred Stock.

Right to Convert. Each share of Series E Convertible Preferred Stock is convertible into 5,000 shares of our common stock.

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Convertible Promissory Notes

As of June 30, 2023, we had outstanding a total of five separate convertible promissory notes. The table below sets forth information with respect to such convertible promissory notes, as of such date.

Date of Note Issuance	Outstanding Balance ($)	Principal Amount at Issuance ($)	Accrued Interest ($)	Maturity Date	Conversion Terms	Name of Noteholder	Reason for Issuance
10/23/2015	$243,800	up to $600,000	$98,513	10/23/2016	50% of the lowest three closing prices for the 10 trading days immediately prior to but not including conversion date	Greentree Financial Group (Chris Cottone)	Loan
3/20/2018	$48,000	$48,000	$1,515	3/20/2019	70% of the lowest trading price for the 20 trading days immediately prior to but not including the conversion date	The Brewer Group (Jack Brewer)	Services Rendered
10/7/2021	$36,000	up to $100,000	$5,517	10/7/2022	65% of the average of the lowest three clothing prices for the 10 days immediately prior to but not including the conversion date	Educational Group, LLC (Teresa Haynes)	Loan
10/25/21	$27,500	$27,500	$6,188	10/25/2022	5% of the lowest trading price for the seven trading days immediately prior to but not including the conversion date	The Brewer Group (Jack Brewer)	Services Rendered
04/05/2022	$16,500	$16,500	$1,443	04/05/2023	50% of the lowest trading price for the twenty (20) trading days immediately prior to but not including the Conversion Date.	The Brewer Group (Jack Brewer)	Services Rendered

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Dividend Policy

We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Shareholder Meetings

Our bylaws provide that special meetings of shareholders may be called only by our Board of Directors, the chairman of the board, or our president, or as otherwise provided under Florida law.

Transfer Agent

We have retained the services of ClearTrust, LLC, 16540 Pointe Village Drive, Suite 205, Lutz, Florida 33558, as the transfer agent for our common stock. ClearTrust’s website is located at: www.ClearTrustOnline.com. No information found on ClearTrust’s website is part of this Offering Circular.

BUSINESS

Background

Our company, Water Technologies International, Inc., was originally incorporated in the State of Delaware on November 18, 1998, as Cypress International Inc. On August 10, 2005, our company was re-domiciled to the State of Florida by merger with Latitude Industries, Inc., a Florida corporation incorporated on August 2, 2005, and commenced operations under the name of Latitude Industries, Inc. On May 19, 2011, we changed our corporate name to Water Technologies International Inc.

Our company is in the business of designing, manufacturing and distributing Atmospheric Water Generators (AWG’s) and related water filtration products. In addition, we have several USPTO-issued patents and several international patents, as well as several patents pending for products in water generation, air and water filtration and dehumidification.

Our principal executive offices are located at 1385 SW Bent Pine Cove, Port St. Lucie, Florida 34986. Our telephone number is 561-841-6024. Our corporate website is located at www.gr8water.net. Information contained in, or accessible through, our website does not constitute part of this Offering Circular.

Our Business

Water Purification. Our company, through its wholly-owned subsidiaries, GR8 Water, Inc. (“Great Water”) and Aqua Pure International, Inc. (“Aqua Pure”), specializing in filtration systems, are engaged in the manufacture and distribution of technologically advanced Atmospheric Water Generators (AWGs). These unique devices utilize a patent-pending air purification input system to produce clean, great-tasting, safe water from the humidity in the air. We also provide commercial and industrial wastewater solutions.

GR8 Water makes freestanding water factory units for the home or office and large, industrial-sized water units using a modular design that can produce up to thousands of gallons of water each day from ambient air. GR8 Water strives to make safe drinking water available to everyone on the planet, making the world a better place in which to live while nurturing the environment. Our company has patents issued by the USPTO and has filed for additional patents with the USPTO. It has also filed globally through the Patent Cooperation Treaty. Its “Water village” trademark has been issued by the USPTO.

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By acquiring WaterZone, Inc. (“WaterZone”) as a wholly owned subsidiary, we now provide commercial water treatment to a variety of commercial companies throughout Florida. WaterZone has a Commercial DI Water Plant that regenerates “DI Water Tanks” that we sell and distribute throughout Florida.

We have become a leader in the “DI Water” business in Florida and we recognize the growth opportunity in this sector of the water industry. Our company has evolved into a “Pure Water Play,” generating water, supplying DI Water regenerating tanks, cleaning water for drinking, water for agriculture and offering a full line of waste water treatment solutions.

Deionization (“DI Water” or “Demineralization”) simply means the removal of ions. Ions are electrically charged atoms or molecules found in water that have either a net negative or positive charge. DI Water removes iron, calcium, sodium and other dissolved solids leaving the water ultra-clean.

 One aspect of WaterZone’s business is a “DI Water” tank regeneration plant. The tanks produce the DI water and are used by hospitals, high-tech manufacturers, pharmaceutical companies, labs, Dialysis, food processing and other industries requiring ultra-pure water. The tanks are sold to businesses throughout Florida. We are currently pursuing acquisitions, partnerships and joint ventures in the DI Water space in Florida and on a regional basis. However, we have not entered any understanding or other agreement in this regard.

In June 2018, we entered into a Distributorship Agreement with Terra Sustainable Technologies, PBC, a part of Terra Group Holdings, LLC, Austin, Texas, pursuant to which Terra Sustainable Technologies became a distributor of our AWGs on a non-exclusive basis internationally, on an exclusive basis in the government scientific source sales channel and on an exclusive basis with respect to Discovery Destinations, including all hotels under its corporate umbrella. The Distributorship Agreement contains minimum sales objectives, but there is no penalty for failing to meet such objectives. In addition, Terra Sustainable Technologies has the right to white label our AWG products. The initial term of the Distributorship Agreement is for 10 years, with a 10-year renewal term upon our mutual agreement. To date, no sales have been made pursuant to the Distributorship Agreement.

In June 2021, we entered into a six-month Mutual Teaming Agreement with Terra Sustainable Technologies, which was intended as a supplemental agreement to the Distributorship Agreement and related to a specific opportunity identified by our companies. However, no business was conducted pursuant to the Mutual Teaming Agreement, prior to its expiration.

Intellectual Property

The following table summarizes the intellectual property, including patents, patents-pending and trademarks, currently held or applied for by our company:

Type	Title	Application Number	Patent/ Trademark Number	Issue Date
Utility: Non-Provisional*	Apparatus and Method to Recover and Dispense Potable Water	13/834,609	9,057,557	6/16/2015
Utility: Non-Provisional*	Apparatus and Method for a Split Type Water Extractor and Water Dispenser	12/830,158	8,398,733	3/19/2013
Utility: Non-Provisional*	Apparatus and Method for a Split Type Water Extractor and Water Dispenser	12/433,811	8,075,652	12/13/2011
Utility: Foreign**	Apparatus and Method to Recover and Dispense Potable Water	MX/a/2012/ 013243	352420	11/23/2017
Utility: Foreign	Apparatus and Method to Recover and Dispense Potable Water	2012/08348	2012/08348
Utility: Foreign	Apparatus and Method to Recover and Dispense Potable Water	3415/MUM/ 2001
Utility: Foreign	Apparatus and Method to Recover and Dispense Potable Water	200190000 508.1	203177554	9/4/2013
Utility: Foreign	Apparatus and Method to Recover and Dispense Potable Water	10-2012- 7029822	10-2012- 7029822	12/23/2014
Trademark*	Great Water	78600611	3,473,682	7/22/2008
Trademark*	watervillage	85335079	4,162,319	6/19/2012
Trademark*	gr8 water	86035036	4,517,480	4/22/2014
*	United States
**	Mexico, South Africa and China

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Market Information

Competitive position analysis:

Strengths

Internal

•	Passion/vision

•	Industry experience

•	Product innovation

•	R&D depth

•	Industry contacts

•	Timely competitive product line

•	Product performance

•	Current client base

•	Sales history

•	Ability to scale

•	Web site strategy

•	Education key to pipeline pull through

•	Experienced management team

•	"How To" programs customer service

•	Exposure based on water shortage/ Hurricane awareness

•	Diversified distribution team

External

•	Water crisis movement

•	Consumer awareness and acceptance water contamination

•	Market size is indefinably huge and growing

•	No real market leader

•	Primary competitor is not US based

•	Industry contacts to attract qualified people

•	Steadily increased international brand recognition

Weaknesses

•	Regional sales is in its early stages

•	Limited funding for expansion to date

•	General economic factors have restrained explosive growth potential

•	Lack of E -Commerce presence has limited brand awareness

Opportunities

•	Adequate cash infusion would fuel explosive growth potential

•	Largely untapped market is ripe for the taking

•	National market opportunity

•	Opportunity to be in the forefront of the AWG movement

•	Many opportunities exist for new products in water generation

•	Government will significantly enlarge the market for AWG’s

Threats

•	Unavailability of funding will significantly limit growth

•	Slow or no economic recovery

•	Change in government support for AWG’s

•	Large industry competition expansion into the AWG markets

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Marketing Strategy. Our marketing strategy is designed to increase market share and sales of our branded products along in the United States and abroad by promoting our innovative, competitively superior, AWG products at competitive prices. Our marketing will always include an emphasis on our education-first approach to customer use and service. We will achieve this through the use of traditional as well as new media venues, where information and education are a primary factor in the consumer buying process. In addition we will implement grass roots efforts to create new strategic alliances with municipalities, community organizations, regional and national foundations, universities and industry trade/buying groups.

We will further forge relationships with like-minded companies and leverage the combined marketing efforts and public relations initiatives to bring about and reinforce positive change in the minds of our every-day consumer resulting in an increase in consumer confidence, brand integrity and purchases.

Sales Strategy.

Increase purchase volume from existing distribution partners.

Achieve our expansion by closing potential deals in South Africa, Mexico, South America as well as expanding throughout Asia.

Continue to pursue and enter into agreements for international and independent contractor Distributor outlets in 2018. Add a marketing and sales person in 2018, for further expansion efforts throughout the United States and abroad.

Research and Development

We did not expend any funds on research and development, during 2021, and we do not expect to spend any sums on research and development during 2022.

Competition

The water purification industry is marked by extreme competition. Many of our competitors possess substantially greater resources, financial and otherwise, including name recognition, than does our company. There is no assurance that we will compete successfully in this industry.

Government Regulation

There is currently no body that regulates the sale, manufacture and distribution of AWG’s independently. However, some refrigerants require Federal EPA approval. We are compliant with all regulations and are up to date with all licensing requirements where we provide sales and services.

Litigation

We have no current, pending or threatened legal proceedings or administrative actions either by or against us that could have a material effect on our business, financial condition, or operations and any current, past or pending trading suspensions.

Facilities

We operate a research and development facility consisting of 1,000 square feet in Stuart, Florida, where we design our proprietary AWG systems and conduct testing. We lease a 3,200 square foot commercial facility with parking and a small yard, consisting of 1,000 square feet, located at 1432 Skees Road, West Palm Beach, Florida 33411. The property is in good condition and sufficient for our current needs.

Employees

The Company has seven full-time employees to support production and sales.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Statement

The following discussion and analysis should be read in conjunction with our unaudited financial statements and related notes, beginning on page F-1 of this Offering Circular.

Our actual results may differ materially from those anticipated in the following discussion, as a result of a variety of risks and uncertainties, including those described under Cautionary Statement Regarding Forward-Looking Statements and Risk Factors. We assume no obligation to update any of the forward-looking statements included herein.

Results of Operations

Six Months Ended June 30, 2023 (“Interim 2023”) and 2022 (“Interim 2022”). During Interim 2023, our business operations generated $-0- (unaudited) in revenues. During Interim 2022, our business operations generated $-0- (unaudited) in revenues.

During Interim 2023, we incurred operating expenses of $143,372 (unaudited), which were comprised of $3,616 (unaudited) in amortization and $139,756 (unaudited) in other selling, general and administrative expense, resulting in a net loss from operations of $(143,372) (unaudited). During Interim 2022, we incurred operating expenses of $145,666 (unaudited), which were comprised of $3,616 (unaudited) in amortization and $142,050 (unaudited) in other selling, general and administrative expense, resulting in a net loss from operations of $(145,666) (unaudited).

Also, during Interim 2023, we had total other expense of $(72,372) (unaudited), which included $(26,818) (unaudited) in amortization of debt discount, $(41,249) (unaudited) in change in derivative liabilities, $(41,561) (unaudited) in interest expense and $37,251 (unaudited) in gain on forgiveness of debt, resulting in a net loss of $(311,202) (unaudited). During Interim 2022, we had total other expense of $(260,938) (unaudited), which included $(135,604) (unaudited) in amortization of debt discount, $25,020 (unaudited) in change in derivative liabilities, $(101,317) (unaudited) in interest expense and $1,003 (unaudited) in interest income, resulting in a net loss of $(521,223).

Should we obtain funds in this offering or otherwise, we expect that our revenues will increase from quarter to quarter, beginning with the third quarter of 2023. There is no assurance that such will be the case, however. We expect to incur operating losses through at least the first quarter of 2024.

Further, because of our current lack of growth capital and the uncertainty of our obtaining needed capital, we are unable to predict the levels of our future revenues.

Years Ended December 31, 2022 (“Fiscal 2022”) and 2021 (“Fiscal 2021”). During Fiscal 2022, our business operations generated $1,382,779 (unaudited) in revenues from sales of our products, with a cost of sales of $653,333 (unaudited), resulting in a gross profit of $729,446 (unaudited). During Fiscal 2021, our business operations generated $1,082,477 (unaudited) in revenues from sales of our products, with a cost of sales of $475,451 (unaudited), resulting in a gross profit of $607,026 (unaudited).

During Fiscal 2022, we incurred operating expenses of $1,241,121 (unaudited), which were comprised of $7,514 (unaudited) in amortization, $34,454 (unaudited) in depreciation expense, $3,052 in bad debt expense and $1,196,101 (unaudited) in other selling, general and administrative expense, resulting in a net loss from operations of $(511,675) (unaudited). During Fiscal 2021, we incurred operating expenses of $1,277,620 (unaudited), which were comprised of $11,788 (unaudited) in amortization, $44,797 (unaudited) in depreciation expense, $8,747 in bad debt expense and $1,212,288 (unaudited) in other selling, general and administrative expense, resulting in a net loss from operations of $(670,594) (unaudited).

Also, during Fiscal 2022, we had total other expense of $(981,739), which included $(189,844) in amortization of debt discount, $(308,827) in change in derivative liabilities, $(190,723) in interest expense, $(405,117) in impairment loss on good will, $2,480 in gain on asset disposal, $108,629 in gain on forgiveness of debt, and $1,663 of other income, resulting in a net loss of $(1,493,414). During Fiscal 2021, we had total other expense of $(1,786,936), which included $(220,816) in amortization of debt discount, $(1,688,896) in change in derivative liabilities, $(179,303) in interest expense, $(11,124) in impairment loss on intangible asset, $159,964 in gain on forgiveness of

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debt, $152,531 in other income from ERC and SBA Supplemental Target Advance and $708 of other income, resulting in a net loss of $(2,488,879).

Plan of Operation

We believe that the proceeds of this offering will satisfy our cash requirements for at least the next twelve months.

Our business model has been well received by our current distributors, manufactures and commercial customers. The global awareness regarding the importance to access fresh drinking water is becoming more prevalent. The ability of our products to generate fresh drinking water is well received and as the company grows over the next several years, the mission is to continue to capitalize on the popularity of Atmospheric Water Generators (AWGs), and our ancillary AC and filtration products. We intend to achieve this by increasing the number of distributors worldwide to sell our products and service customer for our exclusive patent pending products. This will improve direct access to our unique products, educational resources, and expanding awareness of the quality brand through local, regional and national marketing initiatives. Plans for our website (www.gr8water.net) include offering targeted products for sale to the online community and expanding the site knowledge base to gradually become a resource for all things involving AWG’s.

Our company’s products are unique and either patent protected or patent pending. The ability to generate drinking water from air is a novel idea and in some countries a lifesaving proposition. We and our distributors are ready to capitalize on this incredible opportunity.

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Financial Condition, Liquidity and Capital Resources

June 30, 2023. At June 30, 2023, our company had $282 (unaudited) in cash and had a working capital deficit of $3,204,016 (unaudited), compared to $-0- (unaudited) in cash and a working capital deficit of $2,644,133 (unaudited) at December 31, 2022.

December 31, 2022. At December 31, 2022, our company had $-0- (unaudited) in cash and had a working capital deficit of $2,644,133 (unaudited), compared to $1,466 (unaudited) in cash and a working capital deficit of $2,464,754 (unaudited) at December 31, 2021.

On October 23, 2015, the Company issued an unrelated third party a 15% promissory note, face amount $250,000 (the “LOC Note I”), pursuant to which the lender loaned our company $250,000 for working capital. On February 20, 2020, we entered into an addendum (“Addendum 1”) to the LOC Note I and obtained an additional $50,000 in proceeds under to the LOC Note I. On February 9, 2021, we entered into an addendum (“Addendum 2”) to the LOC Note I and obtained an additional $100,000 in proceeds under to the LOC Note I. On April 19, 2021, we entered into an addendum (“Addendum 3”) to the LOC Note I and obtained an additional $100,000 in proceeds under to the LOC Note I. On June 4, 2021, we entered into an addendum (“Addendum 4”) to the LOC Note I and obtained an additional $100,000 in proceeds under to the LOC Note I. Following the loans represented by Addendum 1, Addendum 2, Addendum 3 and Addendum 4, the amended principal amount under the LOC Note I was $600,000. The LOC Note I is convertible into the shares of our common stock at a conversion price equal to 50% of the average of the lowest three closing prices for the 10 trading days immediately prior to, but not including, the applicable conversion date. On January 21, 2021, a portion of principal and accrued interest of the LOC Note I in the amount of $16,200 and $8,872, respectively, were converted into 26,959,140 shares of our common stock at the conversion price of $0.00093 per share. On March 24, 2021, a portion of principal and accrued interest of the LOC Note I in the amount of $80,928 and $46,909, respectively were converted into 35,808,683 shares of our common stock at the conversion price of $0.00357 per share. On September 21, 2021, a portion of principal and accrued interest of the LOC Note I in the amount of $23,072 and $6,291, respectively were converted into 5,908,048 shares of our common stock at the conversion price of $0.00497 per share. As of December 31, 2021, the outstanding balance of the LOC Note I was $285,000.

On April 20, 2017, we issued an unrelated consultant a 12% promissory note (the “2017 Services Note”) in the principal amount of $45,000 for services rendered in 2017, pursuant to which the consultant, at his option, is entitled to convert all or any portion of the accrued interest and unpaid principal balance of the 2017 Services Note into the shares of our common stock at a conversion price of $.0005 per share or 50% of the lowest trading price for the 20 trading days immediately prior to, but not including, the applicable conversion date, whichever is lower. On April 23, 2018, we paid a portion of principal of the 2017 Service Note in the amount of $10,000. On May 25, 2021, the remaining portion of principal and accrued interest of the 2017 Service Note in the amount of $25,000 and $18,110, respectively, were converted into 10,025,581 shares of our common stock at the conversion price of $0.0043 per share. As of December 31, 2021, the outstanding balance of the 2017 Services Note was $0.

On March 24, 2018, we issued another unrelated consultant a 12% promissory note (the “2018 Services Note I”) in the principal amount of $50,000 for services rendered in 2018, pursuant to which the consultant, at his option, is entitled to convert all or any portion of the accrued interest and unpaid principal balance of the 2018 Services Note I into the shares of our common stock at a conversion price of $.005 per share or 50% of the lowest trading price for the 20 trading days immediately prior to, but not including, the applicable conversion date, whichever is lower. On April 9, 2021, the remaining portion of principal and accrued interest of the 2018 Service Note I in the amount of $50,000 and $37,680, respectively, were converted into 10,599,086 shares of our common stock at the conversion price of $0.003 per share. As of December 31, 2021, the outstanding balance of the 2018 Services Note I was $0.

On August 10, 2018, we issued this same consultant a 12% promissory note (the “2018 Services Note II”) in the principal amount of $30,000. The consultant, at his option, is entitled to convert all or any portion of the accrued interest and unpaid principal balance of the 2018 Services Note II into shares of our common stock at a conversion price of $.005 per share or 50% of the lowest trading price for the 10 trading days immediately prior to, but not including, the applicable conversion date, whichever is lower. On April 9, 2021, the remaining portion of principal and accrued interest of the 2018 Service Note II in the amount of $30,000 and $2,518, respectively, plus $1,500 conversion cost reimbursement were converted into 29,067,581 shares of our common stock the conversion price of $0.003 per share. On September 21, 2021, the remaining portion of accrued interest of the 2018 Service Note II in the amount of $19,727 was converted into 4,811,463 shares of our common stock at the conversion price of $0.0041 per share. As of December 31, 2021, the outstanding balance of the 2018 Services Note II was $0.

On March 20, 2018, we issued an unrelated noteholder a 15% convertible promissory note (the “Brewer Note I”) in the amount of $48,000 for services rendered. The Brewer Note I bears interest at a rate of 15% per annum and

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20% default rate. The Brewer Note I is convertible at the noteholder’s option into the shares of our common stock at a conversion price of 70% of the lowest trading price for the 20 trading days immediately prior, to but not including, the applicable conversion date, and the noteholder is to be reimbursed for the conversion cost by adding $1,500 to the principal amount of the Brewer Note I for each note conversion effected by the noteholder. On November 19, 2021, a portion of accrued interest and conversion expense of the Brewer Note I in the amount of $10,000 was converted into 2,341,920 shares of our common stock at the conversion price of $0.004 per share. As of December 31, 2021, the outstanding balance of Brewer Note I was $48,000. The Brewer Note I is currently in default due to non-payment when due.

On May 18, 2018, we issued an unrelated noteholder a 10% promissory note (the “OriginClear Note”) in the principal amount of $80,000 for cash payment of $80,000, pursuant to which the noteholder, at its option, is entitled to convert all or any portion of the accrued interest and unpaid principal balance of OriginClear Note into shares of our common stock at a conversion price of $.01 per share or 65% of the lowest trading price for the 10 trading days immediately prior to, but not including, the applicable conversion date, with a floor of $.0001 per share, whichever is lower. On November 9, 2021, and December 8, 2021, the total remaining principal and accrued interest and conversion fee of the OriginClear Note in the amount of $80,000 and $69,867, respectively, were converted into 45,208,649 shares of our common stock at the conversion price of $0.003 per share. As of December 31, 2021, the outstanding balance of OriginClear Note was $0.

On October 9, 2018, we issued an unrelated noteholder a 12% promissory note (“L&H Note”) in the principal amount of $30,000 for cash payment of $27,000, net of original issuance discount of $3,000, pursuant to which the noteholder, at its option, is entitled to convert all or any portion of the accrued interest and unpaid principal balance of the L&H Note into shares of our common stock at a conversion price equal to 50% of the lowest trading price for the 10 trading days immediately prior to, but not including, the applicable conversion date. On February 12, 2021, a portion of principal and accrued interest of the L&H Note in the amount of $15,000 and $20,563, respectively, were converted into 32,330,000 shares of our common stock at the conversion price of $0.0011 per share. On April 7, 2021, the remaining portion of principal and accrued interest of the L&H Note in the amount of $15,000 and $425, respectively, were converted into 5,141,667 shares of our common stock at the conversion price of $0.003 per share. As of December 31, 2021, the outstanding balance of the L&H Note was $0.

On October 25, 2021, we issued an unrelated noteholder a 15% convertible promissory note (the “Brewer Note II”) in the amount of $27,500, with original issue discount of $2,500. The Brewer Note II bears interest at a rate of 15% per annum and 18% default rate. The Brewer Note II is convertible at the noteholder’s option into the shares of our common stock at a conversion price of 50% of the lowest trading price for the seven trading days immediately prior to, but not including, the applicable conversion date, and the noteholder is to be reimbursed for the conversion cost by adding $1,000 to the principal amount of the Brewer Note II for each note conversion effected by the noteholder. As of December 31, 2021, the outstanding balance of Brewer Note II was $27,500.

On October 7, 2021, we issued an unrelated third party a 12% promissory note (the “LOC Note II”), pursuant to which the noteholder agreed to invest total amount up to $100,000 for our operating expenses. The LOC Note II bears interest at a rate of 12% per semi-annum and 18% default rate. The LOC Note II is convertible at the noteholder’s option into shares of our common stock at a conversion price equal to 65% of the average of the lowest 3 closing prices for the 10 trading days immediately prior to, but not including, the applicable conversion date. As of December 31, 2021, the outstanding balance of the LOC Note II was $47,500.

Also, during the year ended December 31, 2021, to obtain needed operating capital, we entered into two separate agreements of sale of future receipts with Liberty Funding Solutions. In March 2021, we agreed to sell certain future trade receipts in the aggregate amount of $82,800, the net proceeds from which transaction were $57,600. In August 2021, we agreed to sell certain future trade receipts in the aggregate amount of $140,000, the net proceeds from which transaction were $95,000. The proceeds from these transactions were applied to selling expenses and operating expenses. As of the date of this Offering Circular, no amounts were owed to Liberty Funding Solutions. Without the proceeds from these transactions, it would have been difficult for our company to continue our business operations.

In January 2022, we entered into a line of credit agreement with Celtic Bank Corporation, under which the maximum cash availability is $100,000. The interest rate under this line of credit is approximately 3.79% per annum. As of the date of this Offering Circular, we had an outstanding balance of $91,840. Our Chief Executive Officer, William Scott Tudor, personally guaranteed our performance under our agreement with Celtic Bank Corporation. In February 2022, we entered into an agreement of sale of future receipts with Pac Western Financial, LLC, pursuant to which we agreed to sell certain future trade receipts in the aggregate amount of $113,600. Net proceeds from this transaction were $78,400. Mr. Tudor also personally guaranteed our performance under our agreement with Pac Western Financial, LLC. The proceeds from these transactions were applied to selling expenses and operating

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expenses. Without the proceeds from these transactions, it would have been difficult for our company to continue our business operations.

Further, in March 2022, our balance of $101,923 (principal and accrued interest) due under the Paycheck Protection Program was forgiven pursuant to the CARES Act.

Our company’s current cash position of approximately $10,000 is not adequate for our company to maintain its present level of operations. We must obtain additional capital from third parties, including in this offering, to implement our full business plans. There is no assurance that we will be successful in obtaining such additional capital.

Historically, we have funded our operations since inception through a series of debt and equity offerings, including private placements, bank loans and the issuances of convertible debentures. Additionally, we will require additional capital over the next twelve months to fund our operations at planned expanded levels. We estimate we will need $500,000 over the next twelve months to sufficiently fund our plan of operations. We plan to raise this additional capital through the issuance of common stock, including in this offering, and/or through additional loans. There is no obligation on any investor or financing institution to provide this additional capital to us when it is needed. Additionally, capital may not be available on terms favorable to us. Failure to secure additional capital may adversely affect our company or require us to curtail our expansion plans.

Convertible Promissory Notes

As of June 30, 2023, we had outstanding a total of five separate convertible promissory notes. The table below sets forth information with respect to such convertible promissory notes, as of such date.

Date of Note Issuance	Outstanding Balance ($)	Principal Amount at Issuance ($)	Accrued Interest ($)	Maturity Date	Conversion Terms	Name of Noteholder	Reason for Issuance
10/23/2015	$243,800	up to $600,000	$98,513	10/23/2016	50% of the lowest three closing prices for the 10 trading days immediately prior to but not including conversion date	Greentree Financial Group (Chris Cottone)	Loan
3/20/2018	$48,000	$48,000	$1,515	3/20/2019	70% of the lowest trading price for the 20 trading days immediately prior to but not including the conversion date	The Brewer Group (Jack Brewer)	Services Rendered
10/7/2021	$36,000	up to $100,000	$5,517	10/7/2022	65% of the average of the lowest three clothing prices for the 10 days immediately prior to but not including the conversion date	Educational Group, LLC (Teresa Haynes)	Loan
10/25/21	$27,500	$27,500	$6,188	10/25/2022	5% of the lowest trading price for the seven trading days immediately prior to but not including the conversion date	The Brewer Group (Jack Brewer)	Services Rendered
04/05/2022	$16,500	$16,500	$1,443	04/05/2023	50% of the lowest trading price for the twenty (20) trading days immediately prior to but not including the Conversion Date.	The Brewer Group (Jack Brewer)	Services Rendered

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Contractual Obligations

Our only long-term obligations relate to lease obligations for our facilities, which require us to make monthly cash payments of $5,455. These obligations run through August 2022, but a renewal of such lease for at least an additional one-year period is expected.

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Capital Expenditures

We made no capital expenditures during the six months ended June 30, 2023, and the year ended December 31, 2022. We do not anticipate making any such expenditures during the next twelve months.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth certain information concerning our company’s executive management.

Name	Age	Position(s)
William Scott Tudor	63	President, Chief Executive Officer, Acting Chief Financial Officer, Secretary and Director

Our directors serve until a successor is elected and qualified. Our officers are elected by the Board of Directors to a term of one (1) year and serves until their successor(s) is duly elected and qualified, or until they are removed from office.

       Certain information regarding the backgrounds of each of our officers and directors is set forth below.

William Scott Tudor has served as President, Chief Executive Officer, Acting Chief Financial Officer, Secretary and a Director or our company since January 2010. Mr. Tudor is the founder of Aqua Pure International, Inc. and GR8 Water, Inc. Mr. Tudor’s management and operational experience encompasses a wide and varied management base, including an automotive business, a four-star restaurant and a landscape/hardscape business. For over 30 years, this seasoned executive has provided innovative ideas and solutions to varied industries. For the past eight years, Mr. Tudor has been involved in intensive research and development in the Atmospheric Water Generator industry, focusing on providing an environmentally-friendly solution to our world’s water crisis.

Conflicts of Interest

At the present time, we do not foresee any direct conflict between our sole officer, his other business interests and his involvement in our company.

Corporate Governance

We do not have a separate Compensation Committee, Audit Committee or Nominating Committee. These functions are conducted by our Board of Directors acting as a whole.

During the year ended December 31, 2022, our Board of Directors did not hold a meeting, but took action by unanimous written consent in lieu of a meeting on three occasions.

Independence of Board of Directors

None of our directors is independent, within the meaning of definitions established by the SEC or any self-regulatory organization. We are not currently subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include independent directors.

Shareholder Communications with Our Board of Directors

Our company welcomes comments and questions from our shareholders. Shareholders should direct all communications to our President, William Scott Tudor, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to respond individually to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with OTC Markets, so that all shareholders have access to information about us at the same time. Mr. Tudor collects and evaluates all shareholder

27

communications. All communications addressed to our directors and executive officers will be reviewed by those parties, unless the communication is clearly frivolous.

Code of Ethics

As of the date of this Offering Circular, our Board of Directors has not adopted a code of ethics with respect to our directors, officers and employees.

EXECUTIVE COMPENSATION

In General

As of the date of this Offering Circular, there are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of our company, pursuant to any presently existing plan provided by, or contributed to, our company.

Compensation Summary

The following table summarizes information concerning the compensation awarded, paid to or earned by, our executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)	Total ($)
William Scott Tudor President, Chief Executive Officer, Acting Chief Financial Officer, Secretary	2022 2021	160,000 160,000*	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---	160,000 160,000*
*$78,181 of this amount was accrued.

Outstanding Option Awards

The following table provides certain information regarding unexercised options to purchase common stock, stock options that have not vested and equity-incentive plan awards outstanding as of the date of this Offering Circular, for each named executive officer.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
William Scott Tudor	---	---	---	---	n/a	---	n/a	---	---

Employment Agreements

We have not entered into an employment agreement with our sole officer, William Scott Tudor.

Outstanding Equity Awards

During the years ended December 31, 2022 and 2021, our Board of Directors made no equity awards and no such award is pending.

Long-Term Incentive Plans

We currently have no long-term incentive plans.

Director Compensation

Our directors receive no compensation for their serving as directors.

28

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Offering Circular, information regarding beneficial ownership of our common stock by the following: (a) each person, or group of affiliated persons, known by our company to be the beneficial owner of more than five percent of any class of our voting securities; (b) each of our directors; (c) each of the named executive officers; and (d) all directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC, based on voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock underlying convertible instruments, if any, held by that person are deemed to be outstanding if the convertible instrument is exercisable within 60 days of the date hereof.

	Share Ownership Before This Offering		Share Ownership After This Offering
Name of Shareholder	Number of Shares Beneficially Owned	% Beneficially Owned(1)	Number of Shares Beneficially Owned	% Beneficially Owned (2)	Effective Voting Power
Common Stock
Executive Officers and Directors
William Scott Tudor Officers and directors, as a group (1 person)	268,474,722(3) 268,474,722(3)	13.70% 13.70%	268,474,722(3) 268,474,722(3)	10.98% 10.98%	See Note 12 and Note 13
5% Owners
Frank Hariton	101,508,700(4)	5.18%	101,508,700(4)	4.15%
Educational Group LLC(5)	226,000,000(6)	11.54%	226,000,000(6)	9.24%
Series A Preferred Stock(7)
William Scott Tudor Frank Hariton	630,000 90,000	88.75% 11.25%	630,000 90,000	88.75% 11.25%
Series B Preferred Stock(8)
Alliance International Capital Management Group, Ltd.(9) Educational Group LLC(5) First Level Capital LLC(10) Frank Hariton Phil New Nickolas Panarella, Jr.	50,000 100,000 50,000 125,000 75,000 100,000	10.00% 20.00% 10.00% 25.00% 15.00% 20.00%	50,000 100,000 50,000 125,000 75,000 100,000	10.00% 20.00% 10.00% 25.00% 15.00% 20.00%
Series C Preferred Stock(11)
Educational Group LLC(5) Frank Hariton William Scott Tudor	225,000 70,000 166,000	48.81% 15.18% 36.01%	225,000 70,000 166,000	48.81% 15.18% 36.01%
Series D Preferred Stock(12)
William Scott Tudor	100,000	100%	100,000	100%

29

(1)	Based on 1,959,059,038 shares outstanding, which includes (a) 1,320,975,090 issued shares, (b) 67,583,948 unissued shares that underlie convertible debt instruments convertible within 60 days of the date of this Offering Circular, (c) 72,000,000 unissued shares that underlie shares of Series A Preferred Stock convertible within 60 days of the date of this Offering Circular, (d) 50,000,000 unissued shares that underlie shares of Series B Preferred Stock convertible within 60 days of the date of this Offering Circular and (e) 448,500,000 unissued shares that underlie shares of Series C Preferred Stock convertible within 60 days of the date of this Offering Circular, before this offering.
(2)	Based on 2,445,250,090 shares outstanding, which includes (a) 1,657,666,142 issued shares, assuming the sale of all of the Remained Shares, (b) 117,083,948 unissued shares that underlie convertible debt instruments convertible within 60 days of the date of this Offering Circular, (c) 72,000,000 unissued shares that underlie shares of Series A Preferred Stock convertible within 60 days of the date of this Offering Circular, (d) 50,000,000 unissued shares that underlie shares of Series B Preferred Stock convertible within 60 days of the date of this Offering Circular and (e) 448,500,000 unissued shares that underlie shares of Series C Preferred Stock convertible within 60 days of the date of this Offering Circular, after this offering.
(3)	39,474,722 of these shares are issued; 63,000,000 of these shares are unissued but underlie shares of Series A Preferred Stock convertible within 60 days of the date of this Offering Circular; and 166,000,000 of these shares are unissued but underlie shares of Series C Preferred Stock convertible within 60 days of the date of this Offering Circular.
(4)	10,008,700 of these shares are issued; 9,000,000 of these shares are unissued but underlie shares of Series A Preferred Stock convertible within 60 days of the date of this Offering Circular; 12,500,000 of these shares are unissued but underlie shares of Series B Preferred Stock convertible within 60 days of the date of this Offering Circular; and 70,000,000 of these shares are unissued but underlie shares of Series C Preferred Stock convertible within 60 days of the date of this Offering Circular
(5)	Teresa Haynes is the control person of this entity.
(6)	None of these shares is issued; 10,000,000 of these shares are unissued but underlie shares of Series B Preferred Stock convertible within 60 days of the date of this Offering Circular; and 225,000,000 of these shares are unissued but underlie shares of Series C Preferred Stock convertible within 60 days of the date of this Offering Circular.
(7)	The shares of Series A Preferred Stock are convertible at any time into shares of our common stock at the rate of 100 shares of common stock for every share of Series A Preferred Stock converted. (See “Description of Securities—Series A Convertible Preferred Stock”).
(8)	The shares of Series B Preferred Stock are convertible at any time into shares of our common stock at the rate of 100 shares of common stock for every share of Series B Preferred Stock converted. (See “Description of Securities—Series B Convertible Preferred Stock”).
(9)	Trenton Smith is the control person of this entity.
(10)	Michael Friedman is the control person of this entity.
(11)	The shares of Series C Preferred Stock are convertible at any time into shares of our common stock at the rate of 1,000 shares of common stock for every share of Series C Preferred Stock converted. (See “Description of Securities—Series C Convertible Preferred Stock”).
(12)	The shares of Series D Preferred Stock have the following voting rights: the holders of the Series D Preferred Stock shall have 100,000 times that number of votes on all matters submitted to our shareholders that is equal to the number of shares of our common stock. (See “Description of Securities—Series D Convertible Preferred Stock”).
(13)	Our sole officer and director, William Scott Tudor, owns all of our outstanding shares of Series D Preferred Stock. As the holder of such shares, Mr. Tudor has 100,000 times that number of votes on all matters submitted to our shareholders that is equal to the number of shares of our common stock. Mr. Tudor will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction.

Series D Preferred Stock

Currently, there are 100,000 shares of our Series D Preferred Stock issued and outstanding, all of which are owned by William Scott Tudor, our sole officer and one of our directors.

The shares of Series D Preferred Stock have the following voting rights: the holders of the Series D Preferred Stock shall have 100,000 times that number of votes on all matters submitted to our shareholders that is equal to the number of shares of our common stock. Mr. Tudor, as the owner of all outstanding shares of the Series D Preferred Stock, will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares” and “Description of Securities—Series D Non-Convertible Preferred Stock”).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Officer Salary

Since 2015, we have agreed to compensate our Chief Executive Officer, William Scott Tudor, in the amount of $40,000 per quarter. Certain amounts owed to Mr. Tudor have not been paid and have been accrued. As of December 31, 2022, we owed Mr. Tudor a total of $457,971.

30

Stock Transactions

Since 2017, we have issued shares of our capital stock to our management, as follows:

- October 2017: we issued our Chief Executive Officer, William Scott Tudor, 100,000 shares of our Series D Non-Convertible Preferred Stock in payment of a $25,000 debt owed to Mr. Tudor.

- October 2017: we issued one of our Directors, Frank Hariton, 50,000 shares of our Series C Convertible Preferred Stock in payment of $10,000 in legal services provided by Mr. Hariton.

- February 2018: we issued Mr. Tudor 50,000,000 shares of our common stock, upon his conversion of 50,000 shares of our Series C Convertible Preferred Stock, a per share value of $.01.

- June 2018: we issued Mr. Hariton 5,000 shares of our Series C Convertible Preferred Stock in payment of $10,000 in payment legal services provided by Mr. Hariton.

- June 2018: we issued Mr. Tudor 100,000 shares of our Series A Convertible Preferred Stock in payment of $104,000 in back salary.

- March 2021: we issued Mr. Tudor 56,000 shares of our Series B Convertible Preferred Stock in payment of $56,000 in back salary.

- March 2021: we issued Mr. Hariton 125,000 shares of our Series C Convertible Preferred Stock in payment of $12,500 in payment legal services provided by Mr. Hariton.

- April 2021: we issued Mr. Hariton 15,000,000 shares of our common stock, upon his conversion of 150,000 shares of our Series C Convertible Preferred Stock, a per share value of $.01.

Director Guaranty

In January 2022, we entered into a line of credit agreement with Celtic Bank Corporation, under which the maximum cash availability is $100,000. Our obligations under this agreement have been personally guaranteed by our Chief Executive Officer, William Scott Tudor. Mr. Tudor was not compensated for providing his guaranty.

In February 2022, we entered into an agreement of sale of future receipts with Pac Western Financial, LLC, pursuant to which we agreed to sell certain future trade receipts in the aggregate amount of $113,600. Our obligations under this agreement have also been personally guaranteed by Mr. Tudor. Mr. Tudor was not compensated for providing his guaranty.

LEGAL MATTERS

Certain legal matters with respect to the Offered Shares offered by this Offering Circular will be passed upon by Newlan Law Firm, PLLC, Flower Mound, Texas. Newlan Law Firm, PLLC owns no securities of our company.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under the Securities Act with respect to the common stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our common stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains all information regarding companies that file electronically with the SEC. The address of the site is www.sec.gov.

31

F-1

Index

WATER TECHNOLOGIES INTERNATIONAL INC. AND SUBSIDIARIES
Consolidated Balance Sheets
As of June 30, 2023 and December 31, 2022
(Unaudited)

	June 30, 2023	December 31, 2022
		(restated)

Assets

Current assets
Cash and cash equivalents	$282	$20
Total current assets	282	20

Non-current assets
Intangible assets, net	68,960	72,576
Total non-current assets	68,960	72,576

Total assets	$69,242	$72,596

Liabilities and stockholders' deficit

Current liabilities
Accounts payable	$10,650	$9,000
Accrued liabilities and others	323,478	341,787
Accrued officer compensation	504,133	457,971
Notes and loans payable	198,258	198,258
Convertible notes payable (net of discount of $10,798 and $17,416, respectively)	373,072	350,584
Stock to be issued	75,000	125,000
Derivative liabilities	823,274	832,164
Net, liabilities from discontinued operation	896,433	782,250
Total current liabilities	3,204,298	3,097,014

Total liabilities	3,204,298	3,097,014

Stockholders' deficit
Preferred stock (par value $.00001, 2,000,000 shares authorized, of which 1,840,000 shares issued and outstanding as of June 30, 2023 and December 31, 2022)	19	19
Common stock (par value $.00001, 2,000,000,000 shares authorized, of which 1,320,975,090 and 992,254,120 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively)	13,209	9,922
Additional paid in capital	8,357,093	8,159,816
Accumulated deficit	(11,505,377)	(11,194,175)
Total stockholders' deficit	(3,135,056)	(3,024,418)

Total liabilities and stockholders' deficits	$69,242	$72,596

F-2

Index

WATER TECHNOLOGIES INTERNATIONAL INC. AND SUBSIDIARIES
Consolidated Statements of Operations
For the Six Months Ended June 30, 2023 and 2022
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022 (restated)	2023	2022 (restated)
Operating expenses
Amortization	$ 1,808	$ 1,667	$ 3,616	$ 3,616
Other selling, general and administrative expenses	82,577	69,129	139,756	142,050
Total operating expenses	84,385	70,796	143,372	145,666

Loss from operations	(84,385)	(70,796)	(143,372)	(145,666)

Other income (expense)
Amortization of discount to note payable	(15,193)	(51,456)	(26,818)	(135,604)
Changes in derivative liabilities expense	20,173	(490,323)	(41,249)	(25,020)
Gain on forgiveness of debt	37,251	-	37,251	-
Other income	-	531	-	1,003
Interest expense, net	(19,984)	(70,206)	(41,561)	(101,317)
Total income (expense), net	22,247	(611,454)	(72,377)	(260,938)

Net income (loss) before discontinued operations	(62,138)	(682,250)	(215,749)	(406,604)

Loss from discontinued operations	(23,300)	(131,151)	(95,453)	(114,619)

Net loss for the period	$ (85,438)	$ (813,401)	$ (311,202)	$ (521,223)

Basic and dilutive income (loss) per common share
Continued and discontinued operations	**	**	**	**

Weighted average common shares outstanding
Basic & Dilutive	1,195,951,822	692,976,420	1,116,639,585	670,960,947

** Less than $.01

F-3

Index

WATER TECHNOLOGIES INTERNATIONAL INC. AND SUBSIDIARIES
Consolidated Statements of Stockholders' Deficit
For the Six Months Ended June 30, 2023 and 2022
(Unaudited)

	Preferred Stock		Common Stock		Additional	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Paid in Capital	Deficit	Deficit

Balance, December 31, 2021	1,820,000	$ 19	639,192,039	$ 6,391	$ 7,628,394	$ (9,700,761)	$ (2,065,957)

Common stock issued for partial settlements of convertible notes	-	-	55,238,809	553	56,678	-	57,231

Reclassification of derivative liability associated with debt conversion	-	-	-	-	81,160	-	81,160

Preferred stock C issued for subscription	45,000	0	-	-	45,000	-	45,000

Common stock issued for Preferred C conversion	(25,000)	(0)	25,000,000	250	(250)	-	-

Net loss for the period ended June 30, 2022	-	-	-	-	-	(521,223)	(521,223)

Balance, June 30, 2022	1,840,000	$ 19	719,430,848	$ 7,194	$ 7,810,982	$ (10,221,984)	$ (2,403,789)

	Preferred Stock		Common Stock		Additional	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Paid in Capital	Deficit	Deficit

Balance, December 31, 2022	1,840,000	$ 19	992,254,120	$ 9,922	$ 8,159,816	$ (11,194,175)	$ (3,024,418)

Common stock issued for partial settlements of convertible notes	-	-	295,387,637	2,954	77,271	-	80,225

Reclassification of derivative liability associated with debt conversion	-	-	-	-	70,339	-	70,339

Common stock issued for cash proceeds	-	-	33,333,333	333	49,667	-	50,000

Net loss for the period ended June 30, 2023	-	-	-	-	-	(311,202)	(311,202)

Balance, June 30, 2023	1,840,000	$ 19	1,320,975,090	$ 13,209	$ 8,357,093	$ (11,505,377)	$ (3,135,056)

F-4

Index

WATER TECHNOLOGIES INTERNATIONAL INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
For The Six Months Ended June 30, 2023 and 2022
(Unaudited)

	For the Six Months Ended
	June 30, 2023	June 30, 2022
		(restated)

Cash flows from operating activities
Net loss	$ (311,202)	$ (521,223)
Adjustments to reconcile net loss to net cash (used in) operations:
Amortization on intangible assets	3,616	3,898
Amortization of debt discount	26,818	135,604
Gain on forgiveness of debt	-	(8,189)
Change in derivative liabilities	41,249	25,019
Convertible notes issued for services rendered	4,000	3,000
Changes in operating assets and liabilities:
Accounts payable	1,650	3,625
Interest payable	3,958	109,508
Accrued liabilities, officer compensation and others	44,790	(51,929)
Net cash used in operating activities	(185,121)	(300,687)

Net cash provided by (used in) discontinued operation - operating	117,747	(129,785)

Cash flows from financing activities
Repayments to note payable	-	(24,200)
Proceeds from the third party	61,000	-
Repayments to the third party	(10,000)	-
Proceeds from convertible notes payable	20,200	41,000
Net cash provided by financing activities	71,200	16,800

Net cash provided by (used in) discontinued operation - financing	(3,564)	413,536

Net increase (decrease) in cash and cash equivalents	262	(413,672)

Cash and cash equivalents,
Beginning of the period	20	218
End of the period	$ 282	$ (413,454)

Non-cash investing and financing activities:
Common stock issued for subscription	$ -	$ 45,000
Common stock issued to settle partial accrued interest	$ 16,725	$ 27,231
Common stock issued to settle partial convertible notes	$ 63,500	$ 30,000
Debt discount related to derivative liabilities	$ 20,200	$ 42,500
Derivative liability settled upon conversion	$ 70,339	$ 81,160

The accompanying notes are an integral part of these financial statements.

F-5

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2023

NOTE 1- Description of Business and Basis of Presentation

Organization and Description of Business

Water Technologies International, Inc. (the “WTII” or “Company”) was originally incorporated as Latitude Industries, Inc. ("Latitude") in the State of Florida on April 21, 2005 and manufactured custom powerboats. Later in 2005 Latitude engaged in a reorganization transaction with Cypress International Inc., a Delaware corporation ("Cypress"), to acquire its shareholder base.  After the reorganization, both Latitude and Cypress continued to exist and had separate tax identification numbers. Cypress was dissolved in 2006.  On May 19, 2011, the Company changed its name to Water Technologies International Inc. and the Company entered its present line of business.

On May 5, 2011, the Company entered into a Plan of Exchange agreement (the “Plan of Exchange”) between and among the Company, GR8 Water Inc. (“GR8”), a Florida Corporation, the shareholders of GR8 (“GR8 Shareholders”), the majority shareholders of the Company. Pursuant to the Plan of Exchange, the Company acquired 26,100,000 shares of GR8 Common Stock, representing 100% ownership in GR8, in exchange for 583,159 shares of Company’s Common Stock to the GR8 shareholders.

The transaction resulted in a change in control of the Company. The Company and GR8 were hereby reorganized, such that the Company acquired 100% capital stock of GR8, and GR8 Water Inc., as well as its two 100%-owned subsidiaries, Aqua Pure International Inc. and WTII, which became wholly-owned subsidiaries of the Company.

The reorganization between the Company and GR8 has been accounted for as a reverse acquisition and recapitalization of the Company whereby GR8 was deemed to be the accounting acquiree (legal acquiror) and the Company to be the accounting acquiror (legal acquiree).  The accompanying consolidated financial statements are in substance those of GR8 and its subsidiaries, with the assets, liabilities, revenues and expenses, of the Company being included effective from the date of stock exchange transaction.  The Company is deemed to be a continuation of the business of GR8.  Accordingly, the accompanying consolidated financial statements include the following:

(1)       The balance sheets consist of the net assets of the accounting acquirer at historical cost

(2)       The financial position, results of operations, and cash flows of the accounting acquirer for all periods presented as if the recapitalization had occurred at the beginning of the earliest period presented

On May 23, 2018, the Company completed the acquisitions of Water Zone Inc., a Florida corporation based in West Palm Beach, FL (“Water Zone”). The Company’s board of directors decided to cease Water Zone’s operation on March 1, 2023.

WTII, GR8, as well as GR8’s two 100%-owned subsidiaries, Aqua Pure International Inc. and Water Technologies International LLC, and Water Zone, Inc. are hereinafter referred to as (the “Company”).

F-6

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2023

Basis of Presentation

The accompanying consolidated financial statements have been prepared by management in accordance with generally accepted accounting principles in the United States (“GAAP”).

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned or controlled operating subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. Subsidiaries discontinued are shown as discontinued operation. All significant intercompany accounts are eliminated in consolidation. Certain prior period amounts may have been reclassified for consistency with the current period presentation. These reclassifications would have no material effect on the reported consolidated financial results.

NOTE 2- Summary of Significant Accounting Policies

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and costs and expenses during the reporting period. These accounts and estimates include, but are not limited to, the valuation of trade receivables, inventories, income taxes and the estimation on useful lives of property, plant and equipment. Actual results could differ from these estimates.

Business Combinations

The Company allocates the fair value of purchase consideration to the tangible and intangible assets acquired and liabilities assumed for business combinations with third parties based on their estimated fair values. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill.

Such valuations require management to make significant estimates and assumptions, especially with respect to intangible assets. Significant estimates in valuing certain intangible assets include, but are not limited to, future expected cash flows from acquired users, acquired technology, and trade names from a market participant perspective, useful lives and discount rates. Management's estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates.

Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions, and all highly liquid investments with an original maturity of three months or less of the purchase date of such investments. There were no cash equivalents at June 30, 2023.

Accounts Receivable and Allowance for Doubtful Account

Accounts receivables are recorded at gross amounts due to the Company and it does not bear interest. The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts is established and determined based on managements’ assessment of known requirements, aging of receivables, payment history, the customer’s current creditworthiness and the economic environment.

F-7

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2023

Inventories

Inventories are stated at the lower of cost or net realizable value, cost being determined using the first-in first-out (“FIFO”) method. The Company periodically reviews historical sales activity to determine excess, slow-moving items and potentially obsolete items and also evaluates the impact of any anticipated changes in future demand. The Company’s inventory is comprised of machine components and finished goods.

Property and Equipment, Net

Property and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on a straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values. The estimated useful lives used for consolidated financial statements purposes are:

Vehicle ................................................................3 ~ 5 years

Machinery and equipment .....................................3 ~ 5 years

Furniture and fixture .............................................3 ~ 7 years

Leasehold improvements ........................................3 ~ 15 years

Maintenance and repairs are charged to expense when incurred, while capital expenditures that enhance the value or materially extend the useful life of the related assets are capitalized and reflected as additions to property and equipment. When assets have been retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the other income (expense) section of the consolidated statement of operations.

Impairment of Long-lived Assets

In accordance with the provisions of Accounting Standards Codification (“ASC”) Topic 360-10-5, “Impairment or Disposal of Long-Lived Assets”, all long-lived assets, other than goodwill and acquisition-related intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or any other significant adverse change that would indicate that the carrying amount of an asset may not be recoverable. For long-lived assets used in operations, including operating lease right of use (“ROU”) assets, impairment losses that are only recorded in the asset’s carrying amount is not recoverable through its undiscounted, probability-weighted future cash flows. Measurement of the impairment losses are based on the difference between the carrying amount and estimated fair value.

Intangible Assets, Net

The Company developed several patents for its products. Costs incurred for submitting the applications to the United States Patent and Trademark Office for these patents have been capitalized. The Company begins amortizing patent costs once the patents are approved by the authority.

The estimated useful lives used for consolidated financial statements purposes are:

Patent .............................................................................15 years

Trademark .............................................................................Indefinite

License .............................................................................3 years

F-8

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2023

Impairment of Goodwill and Other Intangible Assets

Goodwill and indefinite-lived brands are not amortized but are evaluated for impairment annually or when indicators of a potential impairment are present. The Company’s impairment testing of goodwill is performed separately from our impairment testing of indefinite-lived intangibles. The annual evaluation for impairment of goodwill and indefinite-lived intangibles is based on valuation models that incorporate assumptions and internal projections of expected future cash flows and operating plans.

Operating Lease Right-of-Use Assets

The Company accounts for leases under ASU 2016-02, Leases (Topic 842). The Company’s operating leases are presented in operating ROU assets and operating lease liabilities on the Company’s consolidated balance sheets for the operating leases with a lease term more than twelve months. ROU assets represent the Company’s right to control the use of an underlying asset for the lease term and operating lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at the lease commencement date based on the present value of future lease payments. The Company determines its incremental borrowing rate based on information available at lease commencement date to calculate the present value of future lease payments. Lease expenses are recognized on a straight-line basis over the lease term.

Debt

Debt is initially recognized at fair value, net of transaction costs incurred. Balances from debt are subsequently measured at amortized cost using the effective interest method.

Debt is classified as current liabilities unless the Company has an unconditional right to defer settlement of the liability for at least twelve months after the date of the balance sheet. All interest-related charges are included within other expense sections on the statements of operations.

Convertible Notes Payable

The Company accounts for convertible notes payable in accordance with the FASB Accounting Standards Codification No. 815, “Derivatives and Hedging” since the conversion feature is not indexed to the Company’s stock and can’t be classified in equity. The Company allocates the proceeds received from convertible notes payable between the liability component and conversion feature component. The conversion feature that is considered embedded derivative liabilities has been recorded at their fair value as its fair value can be separated from the convertible notes and its conversion is independent of the underlying note value. The Company has also recorded the resulting discount on debt related to the conversion feature and is amortizing the discount using the effective interest rate method over the life of the debt instruments.

F-9

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2023

Derivative Liabilities

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 815, “Derivatives and Hedging” (“ASC 815”), requires that embedded derivative instruments be bifurcated and assessed, along with freestanding derivative instruments such as convertible promissory notes, on their issuance date to determine whether they would be considered a derivative liability and measured at their fair value for accounting purposes. The Company evaluates all of it financial instruments, including stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then revalued at each reporting date, with changes in the fair value reported as charges or credits to income.

The fair value of the derivative financial instrument of the convertible note was measured using the Lattice Bi-nominal Option Model at the inception date and subsequent valuation dates. Any changes in the fair value of the derivative financial instruments are recorded as non-operating, non-cash income or expense at each consolidated balance sheet date. The derivative liabilities will be reclassified into additional paid-in capital upon conversion.

Beneficial Conversion Features

For conventional convertible debt where the rate of conversion is below market value, the Company recorded a debt discount against the face amount of the respective debt instrument and offset to additional paid in capital.

When the Company records a beneficial conversion feature which is not a conventional convertible debt, the fair value of the beneficial conversion feature is recorded as a derivative liability with an offset against the face amount of the respective debt instrument which is and amortized over the term of the debt.

Revenue Recognition

The Company recognizes revenue following the provisions of ASC Topic 606, Revenue from contracts with customers.

Substantially all of the Company’s revenue is recognized at the time control of the products transfer to the customer and the underlying performance obligations have been satisfied. Initial customer deposit from the sale of the products are initially recorded as deferred revenue until the underlying performance obligations are satisfied. The Company measures revenue based on the amount of consideration the Company expects to be entitled to in exchange for those goods. The transaction price the Company expects to be entitled to is primarily comprised of product revenue, net of returns and variable other considerations, including sales discounts and market development funds provided to customers. The Company determines variable consideration by estimating the most likely amount of consideration the Company expects to receive from the customers based on historical analysis.

Stock Based Compensation

The Company recognizes compensation costs to employees and non-employees under FASB Accounting Standards Codification 718 “Compensation - Stock Compensation” (“ASC 718”) and ASU 2018-07, "Compensation - Stock Compensation (Topic 718): Improvements, to Non-employee Share-Based Payment Accounting". The Company measures the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognizes the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options and warrants. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

F-10

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2023

Net Loss Per Share

The Company calculates net loss per share in accordance with ASC Topic 260, “Earnings per Share”. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. If applicable, diluted earnings per share assume the conversion, exercise or issuance of all common stock instruments such as options, warrants, convertible securities and preferred stock, unless the effect is to reduce a loss or increase earnings per share. Convertible debentures and preferred stock conversions are not considered in the calculations, as the impact of the potential common shares would be to decrease the loss per share.

Income Taxes

Income taxes are determined in accordance with ASC Topic 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of income in the period that includes the enactment date. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

For the six months ended June 30, 2023, the Company did not have any interest and penalties associated with tax positions. As of June 30, 2023, the Company did not have any significant unrecognized uncertain tax positions.

F-11

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2023

Fair Value Measurements of Financial Instruments

The Company measures its financial and non-financial assets and liabilities, as well as makes related disclosures, in accordance with FASB ASC No. 820, “Fair Value Measurements”, which provides guidance with respect to valuation techniques to be utilized in the determination of fair value of assets and liabilities.

The objective of a fair value measurement is to determine the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). Accordingly, the fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three-tier hierarchy of inputs is summarized in the three broad levels below:

•	Level 1 – inputs are unadjusted quoted market prices in active independent markets for identical assets and liabilities;

•	Level 2 – inputs are directly or indirectly observable estimates from quotes for similar but not identical assets and liabilities, market trades for identical assets not actively traded, or other external independent means;

•	Level 3 – inputs are unobservable and reflect assumptions on the part of the reporting entity.

The carrying values of the Company’s cash and cash equivalents, receivables, inventories, accounts payable, and accrued liabilities approximate their fair value due to their short-term nature.

The Company’s loan and convertible notes payable are measured at amortized cost.

Related Party Transactions

Parties are considered to be related to the Company if the parties directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions are recorded at fair value of the goods or services exchanged.

F-12

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2023

Recent Accounting Standards

Recently Issued Accounting Pronouncement Not Yet Adopted

In August 2020, the FASB issued ASU 2020-06, “Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815 – 40)” (“ASU 2020-06”). ASU 2020-06 simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The ASU is part of the FASB’s simplification initiative, which aims to reduce unnecessary complexity in U.S. GAAP. The ASU’s amendments are effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. The Company is currently evaluating the impact of ASU 2020-06 on its financial statements.

Other pronouncements issued by the FASB or other authoritative accounting standards groups with future effective dates are either not applicable or are not expected to be significant to the Company and its Subsidiaries’ consolidated financial statements.

NOTE 3- Going Concern

The Company’s consolidated financial statements have been prepared in accordance with US GAAP applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations in the normal course of business. At June 30, 2023, the Company has a working capital deficiency of $3.2 million, including derivative liabilities of $823,274. The Company had no revenue recognized for the six months ended June 30, 2023 due to the discontinued subsidiary’s operation since March 1, 2023.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management believes that the current available resources will not be sufficient to fund the Company’s planned expenditures over the next 12 months. Accordingly, the Company will be dependent upon the raising of additional capital through placement of common shares, and/or debt financing in order to implement its business plan and generate sufficient revenue in excess of costs. If the Company raises additional capital through the issuance of equity securities or securities convertible into equity, stockholders will experience dilution, and such securities may have rights, preferences or privileges senior to those of the holders of common stock or convertible senior notes. If the Company raises additional funds by issuing debt, the Company may be subject to limitations on its operations, through debt covenants or other restrictions. If the Company obtains additional funds through arrangements with collaborators or strategic partners, the Company may be required to relinquish its rights to certain geographical areas, or techniques that it might otherwise seek to retain. There is no assurance that the Company will be successful with future financing ventures, and the inability to secure such financing may have a material adverse effect on the Company’s financial condition. These consolidated financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

F-13

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2023

NOTE 4- Restatement of Financial Results

The Company’s board of director decided to cease Water Zone’s operation on March 1, 2023 due to the significant recurring operating losses. The Company reclassified Water Zone’s assets and liabilities to net liabilities from discontinued operation on the consolidated balance sheet. The Company presented in prior periods operating loss as loss from discontinued operation on the consolidated statement of operations.

The following table summarizes the impacts of the reclassification on the Company’s financial statements for each of the periods presented below:

Consolidated Balance sheet

F-14

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2023

Consolidated Statement of Operations

F-15

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2023

NOTE 5- Intangible Assets, Net

Intangible assets consisted of the following:

June 30, 2023
Patent	$116,933
Trademark	10,000
License	30,000
(Less) accumulated amortization	(87,973)
Total	$68,960

For the three months ended June 30, 2023, the Company had amortization expenses of $1,808. For the six months ended June 30, 2023, the Company had amortization expenses of $3,616.

Patents

On September 9, 2015, the Company entered into certain Assignment Agreements with Ser-Manukyan Family Holdings, Inc. (the “Assignor”), pursuant to which the Company was assigned 2 patents related to APPARATUS AND METHOD FOR A SPLIT TYPE WATER EXTRACTOR AND WATER DISPENSER in exchange for the issuance of 13,000,000 shares of common stock of the Company to the Assignor. The fair value of this stock issuance was determined by the fair value of the Company’s Common Stock on the grant date, at a price of approximately $0.0035 per share. The transaction was independently negotiated between the Company and the Assignor. The Company evaluated the transaction based on the fact that the Company had nominal trading volume for its stock, and had negative shareholder equity at the time of issuance. The issuance of stock for patents assignment preserved the limited cash available currently in the Company.

F-16

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2023

Trademark

The Company registered “Great Water” as its Trademark for the Atmospheric Water Generator (“AWG”) and filtration units with the United States Patent and Trademark Office in 2008. Costs associated with submitting the applications for the Trademark in the amount of $10,000 have been capitalized. The Company reviews for impairment of the Trademark whenever events or changes in circumstances indicate that the carrying amount of the Trademark may not be recoverable. In the event of impairment, the asset is written down to its fair market value.

License

On May 17, 2018, the Company had entered into a Licensing agreement with OriginClear, Inc. a Nevada corporation based in Los Angeles, California, engaging in the business of developing, manufacturing and marketing industry-leading products and services in wastewater treatment and water remediation for the oil and gas, algae, and feed industries as well as others rejecting or using large volumes of water. Pursuant to the Licensing agreement, the Company agreed to pay $30,000 or issue OriginClear, Inc. 4,000 shares of Series C Preferred Stock in exchange for the technology licenses allowing the Company to sell the equipment for use in the industry for a period of three years. Accordingly, the Company capitalized license of $30,000 and amortized it over three years.

NOTE 6- Convertible Notes Payable

As of June 30, 2023, the Company had convertible debt outstanding of $373,072, net of debt discounts. The Company had unamortized debt discounts associated with convertible debt of $10,798 as of June 30, 2023.

The Company recorded interest expenses of $16,395 and amortization of $15,193 during the three months ended June 30, 2023, respectively. The Company recorded interest expenses of $32,565 and amortization of $26,818 during the six months ended June 30, 2023, respectively. As of June 30, 2023, the accrued interest was $26,638. During the six months ended June 30, 2023, a portion of principal and accrued interest in the amount of $63,500 and $12,725, respectively, plus the conversion fees of $4,000 were converted into 295,387,637 shares of the Company’s common stock.

All of the Company’s notes payable that are convertible into common stock of the company at a discount to market are considered embedded derivatives.

F-17

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2023

Convertible notes are summarized as follows:

June 30, 2023

Convertible notes payable	$383,870
(Less) Discounts on convertible notes payable	(10,798)
Total convertible debt less debt discount	$373,072

The following is a schedule of convertible notes payable as of and for the six months ended June 30, 2023.

Note #	Issuance	Maturity	Principal Balance 12/31/22	New Loan	Principal Conversion	Reclassi-fication	Principal Balance 6/30/23	Accrued Interest on Convertible Debt at 12/31/22	Interest Expense on Convertible Debt for the Period	Accrued Interest on Convertible Debt at 6/30/23	Unamor-tized Debt Discount at 6/30/23
A	On Demand	On Demand	$240,00	$(25,000)	$(25,000)	$59,170	$294,370	$87,516	$19,882	$12,261	$10,798
E	3/20/2018	3/20/2019	48,000	—	(18,500)	—	29,500	3,733	5,272	1,608	—
H	10/25/2021	10/25/2022	27,500	—	—	—	27,500	4,950	2,489	7,438	—
I	10/7/2021	10/7/2022	36,000	—	(20,000)	—	16,000	4,452	3,978	3,418	—
J	2/28/2022	2/28/2023	16,500	—	—	—	16,500	1,069	944	2,013	—
			$368,000	$20,200	$(63,500)	$59,170	$383,870	$101,720	$32,565	$26,565	$10,798

(A)	Line of Credit I

On October 23, 2015, the Company issued an unrelated third party (the “Note Holder”) a 15% promissory note (the “LOC Note I”), pursuant to which the Note Holder agreed to invest total amount up to $600,000 into the Company for working capital. During the six months ended June 30, 2023, the Company received an additional $20,200 to this LOC Note I. On March 21, 2023, the original Note Holder sold the portion of this loan’s principal and accrued interests in the amount of $264,170 to three third parties.

The LOC Note I is convertible at the Note Holder’s option into the shares of the common stock of the Company at a conversion price equal to 50% of the average of the lowest 3 closing prices for the ten (10) trading days immediately prior to but not including the Conversion Date. $259,170 of this LOC Note I is in default and currently accrues interest at the default interest rate of 18%.

F-18

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2023

(E)	Brewer Note Payable I

On March 20, 2018, the Company issued an unrelated Noteholder (the “Noteholder”) a 15% convertible promissory note (“Brewer Note I”) in the amount of $48,000 for services rendered.

Brewer Note bears interest at a rate of 15% per annum and 20% default rate. Brewer Note is convertible at the Note Holder’s option into the shares of the common stock of the Company at a conversion price of 70% of the lowest trading price for the twenty (20) trading days immediately prior to but not including the conversion date, and the Note Holder should be reimbursed for the conversion cost by adding $1,500 to the Principal of Brewer Note for each note conversion effected by Note Holder. The note is in default and currently accrues interest at the default interest rate of 18%.

(H)	Brewer Note Payable II

On October 25, 2021, the Company issued an unrelated Noteholder (the “Noteholder”) a 15% convertible promissory note (“Brewer Note II”) in the amount of $27,500, with original issue discount of $2,500.

Brewer Note II bears interest at a rate of 15% per annum and 18% default rate. Brewer Note II is convertible at the Note Holder’s option into the shares of the common stock of the Company at a conversion price of 50% of the lowest trading price for the seven (7) trading days immediately prior to but not including the conversion date, and the Note Holder should be reimbursed for the conversion cost by adding $1,000 to the Principal of Brewer Note II for each note conversion effected by Note Holder. The note is in default and currently accrues interest at the default interest rate of 18%.

(I)	Line of Credit II

On October 7, 2021, the Company issued an unrelated third party (the “Note Holder”) a 12% promissory note (the “LOC Note II”), pursuant to which the Note Holder agreed to invest total amount up to $100,000 for the Company’s operating expenses.

The LOC Note II bears interest at a rate of 12% per semi-annum and 18% default rate. The LOC Note II is convertible at the Note Holder’s option into the shares of the common stock of the Company at a conversion price equal to 65% of the average of the lowest 3 closing prices for the ten (10) trading days immediately prior to but not including the Conversion Date. The note is in default and currently accrues interest at the default interest rate of 18%.

(J)	Brewer Note Payable III

On February 28, 2022, the Company issued an unrelated Noteholder (the “Noteholder”) a 10% convertible promissory note (“Brewer Note III”) in the amount of $16,500, with original issue discount of $1,500. Brewer Note III bears interest at a rate of 10% per annum and 15% default rate. Brewer Note III is convertible at the Note Holder’s option into the shares of the common stock of the Company at a conversion price of 50% of the lowest trading price for the twenty (20) trading days immediately prior to but not including the conversion date, and the Note Holder should be reimbursed for the conversion cost by adding $1,500 to the Principal of Brewer Note III for each note conversion effected by Note Holder. The note is in default and currently accrues interest at the default interest rate of 15%.

F-19

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2023

NOTE 7- Derivative Liabilities

As of June 30, 2022, the Company’s derivative liabilities are embedded derivatives associated with the Company’s convertible notes payable in Note 6. The Company measured the fair value of the derivative liabilities as $823,274 on June 30, 2022. The Company recorded changes in increased derivative liabilities in the amount of $20,173 for the three months ended June 30, 2023 and recorded changes in decreased derivative liabilities in the amount of $41,249 for the six months ended June 30, 2023.

For the six months ended June 30, 2023, the Company reclassified $70,339 of derivative liabilities into additional paid in capital due to the conversion of a portion of accrued interest. The principal and accrued interest in a convertible note in the amount of $63,500 and $12,715, respectively, plus $4,000 of conversion fees into 295,387,637 shares of common stock during the six months ended June 30, 2023

	Level 1	Level 2	Level 3	Total
Fair Value of Derivative Liabilities	-	-	$ 823,274	$ 823,274
Fair Value Total, June 30, 2023	-	-	$ 823,274	$ 823,274

The following table represents the Company’s financial assets and liabilities measured and recorded at fair value on the Company’s consolidated balance sheet on a recurring basis and their level within the fair value hierarchy as of June 30, 2023.

The valuation of the derivative liabilities to the convertible debt was arrived at through the use of the Lattice Bi-nominal Option Model using the following assumptions:

June 30, 2023
Volatility	54.51% - 719.53%
Risk-free interest rate	3.75% - 5.42%
Expected term (year)	0.11 – 4.09

F-20

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2023

The following table provides a summary of changes in fair value of our Level 3 financial liabilities for the six months ended June 30, 2023.

Balance as of December 31, 2022	$832,164
Derivatives issued	20,200
Derivatives settled	(70,339)
Market to market adjustment	41,249
Balance as of June 30, 2023	$823,274

NOTE 8- Notes and Loans Payable

On January 1, 2016, the Company issued its landlord a 12% promissory note in the principal amount of $10,200 (the “Note 1”) to settle the accrued rents payable as of December 31, 2015 in amount of $10,224. The Note 1 was due on December 31, 2016 and bears the interest at a rate of 12% per annum, payable at the end of each quarter. According to the Note 1, both principal and accrued interest should be converted into a mutually agreed amount of common shares of the Company when due. This Note 1 is currently default. As of June 30, 2023, the carrying value of the Note 1 was $10,200, and accrued interest was $ 9,208. For the six months ended June 30, 2023, the Company recorded interest expenses of $614 related to Note 1.

In connection with the acquisition of Water Zone on May 23, 2018, the Company agreed to pay the seller a cash payment of $300,000 and a promissory note for $355,000 as consideration for the acquisition of 100% ownership of Water Zone. The Company issued the seller a 7% promissory note in the principal amount of $355,000 (the “Note 2”) payable in three equal annual payments in the amount of $135,840. The Note 2 is secured by the Security Instruments as defined in Note 2. This Note 2 is currently default. As of June 30, 2023, the carrying value of the Note 2 was $188,058, and accrued interest was $ 96,594. For the six months ended June 30, 2023, the Company recorded interest expenses of $6,529 related to Note 2.

F-21

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2023

NOTE 9- Shareholders’ Equity

As of June 30, 2023, the Company had 800,000 shares of Series A Convertible Preferred Stock, 500,000 shares of Series B Convertible Preferred Stock, 440,000 share of Series C Convertible Preferred Stock, and 100,000 shares of Series D Preferred Stock issued and outstanding. As of June 30, 2023, the Company had 1,320,975,090 shares of Common Stock issued and outstanding, respectively.

As of June 30, 2023, the Company was authorized to issue 2,000,000,000 shares of common stock, $.00001 par value, and 2,000,000 shares of preferred stock, $.00001 par value, of which (a) 800,000 shares were designated as Series A Convertible Preferred Stock, which shall be convertible, at the option of the holder thereof, at any time after the date of issuance into one hundred (100) shares of fully paid and non-assessable shares of Common Stock; (b) 600,000 shares were designated as Series B Convertible Preferred Stock, which shall be convertible, at the option of the holder thereof, at any time after the date of issuance into one hundred (100) shares of fully paid and non-assessable shares of Common Stock; (c) 500,000 shares were designated as Series C Convertible Preferred Stock, which shall be convertible, at the option of the holder thereof, at any time after the date of issuance into one thousand (1,000) shares of fully paid and non-assessable shares of Common Stock; and (d) 100,000 shares were designated as Series D Preferred Stock, which shall have one hundred thousand (100,000) times that number of votes on all matters submitted to the common shareholders, but no conversion rights.

On February 1, 2023, the Company issued 33,333,333 shares of common stock to Ben Heauser for cash proceeds of $50,000 at the conversion price of $0.0015 per share.

On February 6, 2023, a portion of accrued interest and conversion expense of the Brewer Note I in the amount of $7,713 was converted into 38,565,000 shares of common stock of the Company at the conversion price of $0.0002 per share.

On April 20, 2023, a portion of principal and conversion expense of the Brewer Note I in the amount of $21,500 was converted into 76,785,714 shares of common stock of the Company at the conversion price of $0.00028 per share.

One May 8, 2023, a portion of principal, accrued interest and conversion expense of the LOC Note II in the amount of $26,012 was converted into 80,036,923 shares of common stock of the Company at the conversion price of $0.00033 per share.

One June 7, 2023, a portion of principal, accrued interest and conversion expense of the LOC Note I in the amount of $25,000 was converted into 100,000,000 shares of common stock of the Company at the conversion price of $0.00025 per share.

F-22

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2023

NOTE 10- Discontinued operation

Water Zone’s assets and liabilities are reclassified as net, liabilities from discontinued operation on the consolidated balance sheet. Water Zone’s operating loss is separately reported as loss from discontinued operation on the consolidated statement of operations for the six months ended June 30, 2022.

The Company had $896,433 of net liabilities of discontinued operation at June 30, 2023.

June 30, 2023

Cash	$550
Receivables, net	148,142
Inventory	10,983
Fixed asset, net	115,411
Accounts payable and accrued expenses	(345,083)
Notes and loans payable	(826,436)
Net liabilities of discontinued operation	$(896,433)

Loss from discontinued operation of Water Zone, ceased its operation on March 1, 2023, which are presented in the amount of $72,153 and $95,453 as discontinued operation in the Company’s consolidated statements of operations for the three month and six months ended June 30, 2023, respectively.

	Three Months Ended June 30, 2023	Six Months Ended June 30, 2023
Selling, general and administrative expenses	(6,862)	(29,706)
Interest expense	(16,438)	(65,746)
Loss from discontinued operation	$(23,330)	$(95,452)

F-23

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2023

NOTE 11- Commitment and Contingencies

As of June 30, 2023, the Company had stock to be issued in amount of $75,000, respectively, due to the following:

On April 6, 2018, the Company entered into an advisory service agreement with a consultant for capital markets strategies, marketing, media and event management and cash proceeds of $200 in exchange for total 10,000,000 shares of Common Stock of the Company, of which 5,000,000 shares were issued on June 25, 2018 and 5,000,000 shares will be issued on or before October 6, 2018. The agreement had a term of twelve months effective from April 6, 2018 ending on April 6, 2019. The fair value of this stock issuance was determined by the fair value of the Company’s Common Stock on the grant date, at a price of approximately $0.015 per share. The second tranche of 5,000,000 shares, in the estimated amount of $75,000, were not issued as of the date of this report.

As of June 30, 2023, the Company had $80,500 due to third parties, which was borrowed to cover operating expenses.

NOTE 12- Related Party Transactions

The Company has agreed to compensate $160,000 per year its Chief Executive Officer since 2015. The Company recognized $80,000 for officer compensation and is included in selling, general and administrative expenses in the accompanying Consolidated Statements of Operations for the six months ended June 30, 2023.

As of June 30, 2023, the balance of accrued officer compensation was $504,133.

On May 12, 2023, the Chief Executive Officer entered into a preferred stock purchase agreement with Epic Group Enterprises, LLC, pursuant to sell the CEO’s 100,000 shares of Convertible Preferred Series D for $25,000. 100,000 shares were designated as Series D Preferred Stock, which shall have 100,000 times that number of votes on all matters submitted to the common shareholders, but no conversion to common stock rights.

NOTE 13- Subsequent Events

In accordance with ASC Topic 855-10 “Subsequent Events”, the Company has evaluated its operations subsequent to June 30, 2023 to the date these consolidated financial statements were issued, and determined that there was no subsequent events or transactions that required recognition or disclosure in the financial statements.

F-24

Index

WATER TECHNOLOGIES INTERNATIONAL INC.
Condensed Consolidated Balance Sheets
As of December 31, 2022 and 2021

	December 31, 2022	December 31, 2021
	(Unaudited)	(Audited)
Assets

Current assets
Cash and cash equivalents	$—	$1,446
Accounts receivable, net	69,763	88,559
Other receivable	137,532	137,532
Inventory	10,984	9,851
Total current assets	218,279	237,388

Non-current assets
Property and equipment, net	131,698	74,712
Intangible assets, net	72,576	80,090
Operating right-of-use asset	—	39,552
Goodwill	—	405,117
Total non-current assets	204,274	599,471

Total assets	$422,553	$836,859

Liabilities and deficiency in stockholders' equity

Current liabilities
Cash in deficit	$1,126	$—
Accounts payable	68,943	30,315
Deferred revenue	—	1,027
Accrued liabilities and others	623,609	462,772
Accrued officer compensation	457,971	517,512
Notes and loans payable	403,015	407,545
Convertible notes payable (net of discount of $17,416 and $148,260, respectively)	350,584	259,740
Stock to be issued	125,000	120,000
Derivative liabilities	832,164	861,414
Operating lease liabilities	—	41,817
Total current liabilities	2,862,412	2,702,142

Non-current liabilities
Notes and loans payable	584,559	200,674
Total non-current liabilities	584,559	200,674

Total liabilities	3,446,971	2,902,816

Deficiency in stockholders' equity
Preferred stock (par value $.00001, 2,000,000 shares authorized, of which 1,840,000 and 1,820,000 shares issued and outstanding as of December 31, 2022 and 2021, respectively)	19	19
Common stock (par value $.00001, 2,000,000,000 shares authorized, of which 992,254,120 and 639,192,039 shares issued and outstanding as of December 31, 2022 and 2021, respectively)	9,922	6,391
Additional paid in capital	8,159,816	7,628,394
Accumulated deficit	(11,194,175)	(9,700,761)
Total deficiency in stockholders' equity	(3,024,418)	(2,065,957)

Total liabilities and deficiency in stockholders' equity	$422,553	$836,859

The accompanying notes are an integral part of these financial statements.

F-25

Index

WATER TECHNOLOGIES INTERNATIONAL INC.
Condensed Consolidated Statements of Operations
For The Years Ended December 31, 2022 and 2021

	For the Years Ended
	December 31, 2022	December 31, 2021
	(Unaudited)	(Audited)
Revenues
Sales	$1,382,779	$1,051,128
Cost of sales	653,333	475,451
Gross profit	729,446	575,677

Operating expenses
Amortization	7,514	11,788
Depreciation	34,454	44,797
Bad debt	3,052	8,747
Selling, general and administrative expenses	1,196,101	1,212,288
Total operating expenses	1,241,121	1,277,620
(Loss) from operations	(511,675)	(701,943)

Other income (expenses)
Amortization of debt discount	(189,844)	(220,816)
Interest expenses, net	(308,827)	(179,303)
Change in fair value of derivative liabilities	(190,723)	(1,688,896)
Impairment loss on intangible asset	—	(11,124)
Impairment loss on goodwill	(405,117)	—
Gain on asset disposal	2,480	—
Gain on forgiveness of debt	108,629	159,964
Other income from ERC and SBA Supplemental Targeted Advance	—	152,531
Other income	1,663	708
Total other income (expense), net	(981,739)	(1,786,936)
Income (loss) before income taxes	(1,493,414)	(2,488,879)

Net loss	$(1,493,414)	$(2,488,879)

Loss per share
Basic and dilutive	**	**

Weighted average number of shares outstanding
Basic and dilutive	757,887,266	487,359,354

** Less than $.01
The accompanying notes are an integral part of the financial statements.

F-26

Index

WATER TECHNOLOGIES INTERNATIONAL INC.
Condensed Consolidated Statements of Stockholders' Deficit
For the Years Ended December 31, 2022, and 2021

							Total
	Preferred Stock		Common Stock		Additional	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Paid in Capital	Deficit	Deficit

Balance, December 31, 2020	1,682,500	$17	282,406,187	$2,824	$5,163,155	$(7,211,882)	$(2,045,886)

Common stock issued for partial settlements of convertible notes	—	—	208,201,818	2,406	580,256	—	582,662

Reclassification of derivative liability associated with debt conversion	—	—	—	—	1,715,645	—	1,715,645

Common stock issued for Preferred B conversion	(100,000)	(1)	42,500,000	100	(99)	—	—

Common stock issued for Preferred C conversion	(128,500)	(0)	96,000,000	960	(5,959)	—	(4,999)

Common stock issued for services	—	—	10,084,034	101	11,899	—	12,000

Preferred stock B issued for services	225,000	2	—	—	22,498	—	22,500

Preferred stock C issued for services	116,000	1	—	—	115,999	—	116,000

Preferred stock C issued for subscription	25,000	—	—	—	25,000	—	25,000

Net loss for the year ended December 31, 2021	—	—	—	—	—	(2,488,879)	(2,488,879)

Balance, December 31, 2021 (Audited)	1,820,000	$19	639,192,039	$6,391	$7,628,394	$(9,700,761)	$(2,065,957)

Balance, December 31, 2021	1,820,000	$19	639,192,039	$6,391	$7,628,394	$(9,700,761)	$(2,065,957)

Common stock issued for partial settlements of convertible notes	—	—	311,395,414	3,114	184,366	—	187,480

Reclassification of derivative liability associated with debt conversion	—	—	—	—	277,473	—	277,473

Proceeds from REG-A Shares	—	—	16,666,667	167	24,833	—	25,000

Preferred stock C issued for subscription	45,000	0	—	—	45,000	—	45,000

Common stock issued for Preferred C conversion	(25,000)	(0)	25,000,000	250	(250)	—	—

Net loss for the year ended December 31, 2022	—	—	—	—	—	(1,493,414)	(1,493,414)

Balance, December 31, 2022 (Unaudited)	1,840,000	$19	992,254,120	$9,922	$8,159,816	$(11,194,175)	$(3,024,418)

F-27

Index

WATER TECHNOLOGIES INTERNATIONAL INC.
Condensed Consolidated Statements of Cash Flows
For The Years Ended December 31, 2022 and 2021

	For the Years Ended
	December 31, 2022	December 31, 2021
	(Unaudited)	(Audited)
Cash flows from operating activities
Net income (loss)	$(1,493,414)	$(2,488,879)
Adjustments to reconcile net loss to net cash (used in) operations:
Depreciation	34,454	44,797
Amortization of intangible assets	7,514	11,788
Amortization of debt discount	264,752	220,816
Bad debt	3,052	8,747
Impairment loss on intangible asset	—	11,124
Impairment loss on goodwill	405,117	—
Gain on forgiveness of debt	(109,100)	(159,963)
Gain on asset disposal	(2,480)	(178)
Change in derivative liabilities	190,723	1,688,896
Convertible notes issued for services rendered	7,000	48,000
Other income from EIDC and SBA Supplemental Targeted Advance	—	(131,532)
Preferred stock issued for services rendered	—	150,500
Changes in operating assets and liabilities:
Accounts receivable	15,744	35,166
Inventory	(1,133)	(653)
ROU asset	39,552	58,163
Accounts payable	38,628	(34,488)
Deferred revenue	(1,027)	1,027
Accrued liabilities, officer compensation and others	152,465	180,221
Operating lease liabilities	(41,817)	(60,172)
Net cash (used in) operating activities	(489,970)	(416,620)

Cash flows from investing activities
Proceed of property and equipment	11,028	—
Purchase of property and equipment	(99,988)	(32,345)
Net cash (used in) investing activities	(88,960)	(32,345)

Cash flows from financing activities
Repayments to note payable	(30,800)	(45,400)
Proceeds from bank loans	816,341	289,878
Repayments to bank loans	(380,183)	(228,636)
Proceeds from the third party	46,500	—
Repayments to the third party	(6,500)	—
Proceeds from convertible notes payable	56,000	360,000
Proceeds for share issuance	75,000	70,000
Net cash provided by financing activities	576,358	445,842

Net increase (decrease) in cash and cash equivalents	(2,572)	(3,123)

Cash and cash equivalents,
Beginning of the year	1,446	4,569
End of the year	$(1,126)	$1,446

Non-cash transactions:
Stock issued to settle partial accrued interest	$82,982	$236,863
Stock issued to settle partial convertible notes	$97,500	$335,200
Debt discount related to derivative liabilities	$57,500	$360,000
Derivative liability settled upon conversion	$277,473	$1,715,645
Common stock issued for subscription	$45,000	$—
Preferred stock issued for settlement of accrued payrolls	$—	$56,000

The accompanying notes are an integral part of these financial statements.

F-28

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2022

NOTE 1- Description of Business and Basis of Presentation

Organization and Description of Business

Water Technologies International, Inc. (the “WTII” or “Company”) was originally incorporated as Latitude Industries, Inc. ("Latitude") in the State of Florida on April 21, 2005 and manufactured custom powerboats. Later in 2005 Latitude engaged in a reorganization transaction with Cypress International Inc., a Delaware corporation ("Cypress"), to acquire its shareholder base.  After the reorganization, both Latitude and Cypress continued to exist and had separate tax identification numbers. Cypress was dissolved in 2006.  On May 19, 2011, the Company changed its name to Water Technologies International Inc. and the Company entered its present line of business.

On May 5, 2011, the Company entered into a Plan of Exchange agreement (the “Plan of Exchange”) between and among the Company, GR8 Water Inc. (“GR8”), a Florida Corporation, the shareholders of GR8 (“GR8 Shareholders”), the majority shareholders of the Company. Pursuant to the Plan of Exchange, the Company acquired 26,100,000 shares of GR8 Common Stock, representing 100% ownership in GR8, in exchange for 583,159 shares of Company’s Common Stock to the GR8 shareholders.

The transaction resulted in a change in control of the Company. The Company and GR8 were hereby reorganized, such that the Company acquired 100% capital stock of GR8, and GR8 Water Inc., as well as its two 100%-owned subsidiaries, Aqua Pure International Inc. and WTII, which became wholly-owned subsidiaries of the Company.

The reorganization between the Company and GR8 has been accounted for as a reverse acquisition and recapitalization of the Company whereby GR8 was deemed to be the accounting acquiree (legal acquiror) and the Company to be the accounting acquiror (legal acquiree).  The accompanying consolidated financial statements are in substance those of GR8 and its subsidiaries, with the assets, liabilities, revenues and expenses, of the Company being included effective from the date of stock exchange transaction.  The Company is deemed to be a continuation of the business of GR8.  Accordingly, the accompanying consolidated financial statements include the following:

(1)       The balance sheets consist of the net assets of the accounting acquirer at historical cost

(2)       The financial position, results of operations, and cash flows of the accounting acquirer for all periods presented as if the recapitalization had occurred at the beginning of the earliest period presented

On May 23, 2018, the Company completed the acquisitions of Water Zone Inc., a Florida corporation based in West Palm Beach, FL (“Water Zone”). Pursuant to the acquisition agreement, the Company agreed to pay the seller a cash payment of $300,000 and a promissory note for $355,000 as consideration for the acquisition of 100% ownership of Water Zone.

WTII, GR8, as well as GR8’s two 100%-owned subsidiaries, Aqua Pure International Inc. and Water Technologies International LLC, and Water Zone Inc. are hereinafter referred to as (the “Company”).

F-29

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2022

Basis of Presentation

The accompanying consolidated financial statements have been prepared by management in accordance with generally accepted accounting principles in the United States (“GAAP”).

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned or controlled operating subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

NOTE 2- Summary of Significant Accounting Policies

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and costs and expenses during the reporting period. These accounts and estimates include, but are not limited to, the valuation of trade receivables, inventories, income taxes and the estimation on useful lives of property, plant and equipment. Actual results could differ from these estimates.

Business Combinations

The Company allocates the fair value of purchase consideration to the tangible and intangible assets acquired and liabilities assumed for business combinations with third parties based on their estimated fair values. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill.

Such valuations require management to make significant estimates and assumptions, especially with respect to intangible assets. Significant estimates in valuing certain intangible assets include, but are not limited to, future expected cash flows from acquired users, acquired technology, and trade names from a market participant perspective, useful lives and discount rates. Management's estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates.

Risks and Uncertainties

In December 2019, a novel strain of coronavirus (“COVID-19”) was reported in Wuhan, China. The COVID-19 outbreak in the United States has caused business disruption due to mandated and voluntary closings and restrictions on movement and activities of many businesses. While the disruption is currently expected to be temporary, there is considerable uncertainty around the duration of the closings. Therefore, the Company expects this matter to adversely impact its operating results, and the Company’s ability to collect accounts receivables as the customers face higher liquidity and solvency risk. However, the related financial impact and the magnitude and overall effectiveness of this pandemic duration cannot be reasonably estimated as of December 31, 2022 and 2021, respectively.

Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions, and all highly liquid investments with an original maturity of three months or less of the purchase date of such investments. There were no cash equivalents at December 31, 2022 and 2021.

Accounts Receivable and Allowance for Doubtful Account

Accounts receivables are recorded at gross amounts due to the Company and it does not bear interest. The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts is established and determined based on managements’ assessment of known requirements, aging of receivables, payment history, the customer’s current credit worthiness and the economic environment. The Company had $1,545 and $738 of allowance as of December 31, 2022 and 2021, respectively.

F-30

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2022

Inventories

Inventories are stated at the lower of cost or net realizable value, cost being determined using the first-in first-out (“FIFO”) method. The Company periodically reviews historical sales activity to determine excess, slow moving items and potentially obsolete items and also evaluates the impact of any anticipated changes in future demand. The Company’s inventory is comprised of machine components and finished goods.

Property and Equipment, Net

Property and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on a straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values. The estimated useful lives used for consolidated financial statements purposes are:

Vehicle ..............................................................................3 ~ 5 years

Machinery and equipment .............................................3 ~ 5 years

Furniture and fixture ........................................................3 ~ 7 years

Leasehold improvements ................................................3 ~ 15 years

Maintenance and repairs are charged to expense when incurred, while capital expenditures that enhance the value or materially extend the useful life of the related assets are capitalized and reflected as additions to property and equipment. When assets have been retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the Other Income (Expense) section of the Consolidated Statement of Operations.

Impairment of Long-lived Assets

In accordance with the provisions of Accounting Standards Codification (“ASC”) Topic 360-10-5, “Impairment or Disposal of Long-Lived Assets”, all long-lived assets, other than goodwill and acquisition-related intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or any other significant adverse change that would indicate that the carrying amount of an asset may not be recoverable. For long-lived assets used in operations, including operating lease right of use (“ROU”) assets, impairment losses that are only recorded in the asset’s carrying amount is not recoverable through its undiscounted, probability-weighted future cash flows. Measurement of the impairment losses are based on the difference between the carrying amount and estimated fair value.

F-31

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2022

 Intangible Assets, Net

The Company developed several patents for its products. Costs incurred for submitting the applications to the United States Patent and Trademark Office for these patents have been capitalized. The Company begins amortizing patent costs once the patents are approved by the authority.

The estimated useful lives used for consolidated financial statements purposes are:

Patent ..........................................15 years

Trademark ..........................................Indefinite

License ..........................................3 years

Impairment of Goodwill and Other Intangible Assets

Goodwill and indefinite-lived brands are not amortized but are evaluated for impairment annually or when indicators of a potential impairment are present. The Company’s impairment testing of goodwill is performed separately from our impairment testing of indefinite-lived intangibles. The annual evaluation for impairment of goodwill and indefinite-lived intangibles is based on valuation models that incorporate assumptions and internal projections of expected future cash flows and operating plans.

Operating Lease Right-of-Use Assets

The Company accounts for leases under ASU 2016-02, Leases (Topic 842). The Company’s operating leases are presented in operating ROU assets and operating lease liabilities on the Company’s consolidated balance sheets for the operating leases with a lease term more than twelve months. ROU assets represent the Company’s right to control the use of an underlying asset for the lease term and operating lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at the lease commencement date based on the present value of future lease payments. The Company determines its incremental borrowing rate based on information available at lease commencement date to calculate the present value of future lease payments. Lease expenses are recognized on a straight-line basis over the lease term.

Debt

Debt is initially recognized at fair value, net of transaction costs incurred. Balances from debt are subsequently measured at amortized cost using the effective interest method.

Debt is classified as current liabilities unless the Company has an unconditional right to defer settlement of the liability for at least twelve months after the date of the balance sheet. All interest-related charges are included within other expense sections on the statements of operations.

F-32

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2022

Convertible Notes Payable

The Company accounts for convertible notes payable in accordance with the FASB Accounting Standards Codification No. 815, “Derivatives and Hedging” since the conversion feature is not indexed to the Company’s stock and can’t be classified in equity. The Company allocates the proceeds received from convertible notes payable between the liability component and conversion feature component. The conversion feature that is considered embedded derivative liabilities has been recorded at their fair value as its fair value can be separated from the convertible notes and its conversion is independent of the underlying note value. The Company has also recorded the resulting discount on debt related to the conversion feature and is amortizing the discount using the effective interest rate method over the life of the debt instruments.

Derivative Liabilities

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 815,“Derivatives and Hedging” (“ASC 815”), requires that embedded derivative instruments be bifurcated and assessed, along with freestanding derivative instruments such as convertible promissory notes, on their issuance date to determine whether they would be considered a derivative liability and measured at their fair value for accounting purposes. The Company evaluates all of it financial instruments, including stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then revalued at each reporting date, with changes in the fair value reported as charges or credits to income.

The fair value of the derivative financial instrument of the convertible note was measured using the Lattice Bi-nominal Option Model at the inception date and subsequent valuation dates. Any changes in the fair value of the derivative financial instruments are recorded as non-operating, non-cash income or expense at each consolidated balance sheet date. The derivative liabilities will be reclassified into additional paid in capital upon conversion.

Beneficial Conversion Features

For conventional convertible debt where the rate of conversion is below market value, the Company recorded a debt discount against the face amount of the respective debt instrument and offset to additional paid in capital.

When the Company records a beneficial conversion feature which is not a conventional convertible debt, the fair value of the beneficial conversion feature is recorded as a derivative liability with an offset against the face amount of the respective debt instrument which is and amortized over the term of the debt.

Revenue Recognition

The Company recognizes revenue following the provisions of ASC Topic 606, Revenue from contracts with customers.

Substantially all of the Company’s revenue is recognized at the time control of the products transfer to the customer and the underlying performance obligations have been satisfied. Initial customer deposit from the sale of the products are initially recorded as deferred revenue until the underlying performance obligations are satisfied. The Company measures revenue based on the amount of consideration the Company expects to be entitled to in exchange for those goods. The transaction price the Company expects to be entitled to is primarily comprised of product revenue, net of returns and variable other consideration, including sales discounts and market development funds provided to customers. The Company determines variable consideration by estimating the most likely amount of consideration the Company expect to receive from the customers based on historical analysis.

F-33

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2022

Stock Based Compensation

The Company recognizes compensation costs to employees and non-employees under FASB Accounting Standards Codification 718 “Compensation - Stock Compensation” (“ASC 718”) and ASU 2018-07, "Compensation - Stock Compensation (Topic 718): Improvements, to Non-employee Share-Based Payment Accounting". The Company measures the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share based compensation arrangements include stock options and warrants. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

Net Loss Per Share

The Company calculates net loss per share in accordance with ASC Topic 260, “Earnings per Share”. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. If applicable, diluted earnings per share assume the conversion, exercise or issuance of all common stock instruments such as options, warrants, convertible securities and preferred stock, unless the effect is to reduce a loss or increase earnings per share. Convertible debentures and preferred stock conversions are not considered in the calculations, as the impact of the potential common shares would be to decrease the loss per share.

Income Taxes

Income taxes are determined in accordance with ASC Topic 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of income in the period that includes the enactment date. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

For the years ended December 31, 2022 and 2021, the Company did not have any interest and penalties associated with tax positions. As of December 31, 2022 and 2021, the Company did not have any significant unrecognized uncertain tax positions.

F-34

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2022

Fair Value Measurements of Financial Instruments

The Company measures its financial and non-financial assets and liabilities, as well as makes related disclosures, in accordance with FASB ASC No. 820, “Fair Value Measurements”, which provides guidance with respect to valuation techniques to be utilized in the determination of fair value of assets and liabilities.

The objective of a fair value measurement is to determine the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). Accordingly, the fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three-tier hierarchy of inputs is summarized in the three broad levels below:

•	Level 1 – inputs are unadjusted quoted market prices in active independent markets for identical assets and liabilities;

•	Level 2 – inputs are directly or indirectly observable estimates from quotes for similar but not identical assets and liabilities, market trades for identical assets not actively traded, or other external independent means;

•	Level 3 – inputs are unobservable and reflect assumptions on the part of the reporting entity.

The carrying values of the Company’s cash and cash equivalents, receivables, inventories, accounts payable, and accrued liabilities approximate their fair value due to their short-term nature.

The Company’s loan and convertible notes payable are measured at amortized cost.

Related Party Transactions

Parties are considered to be related to the Company if the parties directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions are recorded at fair value of the goods or services exchanged.

F-35

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2022

Recent Accounting Standards

Recently Issued Accounting Pronouncement Not Yet Adopted

In August 2020, the FASB issued ASU 2020-06, “Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815 – 40)” (“ASU 2020-06”). ASU 2020-06 simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The ASU is part of the FASB’s simplification initiative, which aims to reduce unnecessary complexity in U.S. GAAP. The ASU’s amendments are effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. The Company is currently evaluating the impact of ASU 2020-06 on its financial statements.

Other pronouncements issued by the FASB or other authoritative accounting standards groups with future effective dates are either not applicable or are not expected to be significant to the Company and its Subsidiaries’ consolidated financial statements.

 NOTE 3- Going Concern

The Company’s consolidated financial statements have been prepared in accordance with US GAAP applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations in the normal course of business. At December 31, 2022 the Company has a working capital deficiency of $2.64 million, including derivative liabilities of $832,164. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management believes that current available resources will not be sufficient to fund the Company’s planned expenditures over the next 12 months. Accordingly, the Company will be dependent upon the raising of additional capital through placement of common shares, and/or debt financing in order to implement its business plan and generating sufficient revenue in excess of costs. If the Company raises additional capital through the issuance of equity securities or securities convertible into equity, stockholders will experience dilution, and such securities may have rights, preferences or privileges senior to those of the holders of common stock or convertible senior notes. If the Company raises additional funds by issuing debt, the Company may be subject to limitations on its operations, through debt covenants or other restrictions. If the Company obtains additional funds through arrangements with collaborators or strategic partners, the Company may be required to relinquish its rights to certain geographical areas, or techniques that it might otherwise seek to retain. There is no assurance that the Company will be successful with future financing ventures, and the inability to secure such financing may have a material adverse effect on the Company’s financial condition. These consolidated financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

F-36

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2022

NOTE 4- Property and Equipment, Net

Property and equipment, net consist of the following:

	December 31, 2022	December 31, 2021

Vehicles	$221,053	$138,161
Equipment and machinery	160,192	160,192
Furniture and fixtures	5,839	5,839
Leasehold improvement	35,801	35,801
(Less) accumulated depreciation	(291,187)	(265,281)
Total property and equipment, net	$131,698	$74,712

For the years ended December 31, 2022 and 2021, the Company had depreciation expenses of $34,454 and $44,797, respectively. The Company recognized $2,480 of gain on asset disposal for the year ended December 31, 2022.

NOTE 5- Intangible Assets, Net

Intangible assets consisted of the following:

	December 31, 2022	December 31, 2021

Patent	$116,933	$116,933
Trademark	10,000	10,000
License	30,000	30,000
(Less) accumulated amortization	(84,357)	(76,843)
Total	$72,576	$80,090

For the years ended December 31, 2022 and 2021, the Company had amortization expenses of $7,514 and $11,788, respectively. The Company recognized $11,124 of impairment loss for the year ended December 31, 2021 related to an abandoned patent.

Patents

On September 9, 2015, the Company entered into certain Assignment Agreements with Ser-Manukyan Family Holdings, Inc. (the “Assignor”), pursuant to which the Company was assigned 2 patents related to APPARATUS AND METHOD FOR A SPLIT TYPE WATER EXTRACTOR AND WATER DISPENSER in exchange for the issuance of 13,000,000 shares of common stock of the Company to the Assignor. The fair value of this stock issuance was determined by the fair value of the Company’s Common Stock on the grant date, at a price of approximately $0.0035 per share. The transaction was independently negotiated between the Company and the Assignor. The Company evaluated the transaction based on the fact that the Company had nominal trading volume for its stock, and had negative shareholder equity at the time of issuance. The issuance of stock for patents assignment preserved the limited cash available currently in the Company.

Trademark

The Company registered “Great Water” as its Trademark for the Atmospheric Water Generator (“AWG”) and filtration units with the United States Patent and Trademark Office in 2008. Costs associated with submitting the applications for the Trademark in amount of $10,000 have been capitalized. The Company reviews for impairment of the Trademark whenever events or changes in circumstances indicate that the carrying amount of the Trademark may not be recoverable. In the event of impairment, the asset is written down to its fair market value.

License

On May 17, 2018, the Company had entered into a Licensing agreement with OriginClear, Inc. a Nevada corporation based in Los Angeles, California, engaging in the business of developing, manufacturing and marketing industry-leading products and services in wastewater treatment and water remediation for the oil and gas, algae, and feed industries as well as others rejecting or using large volumes of water. Pursuant to the Licensing agreement, the Company agreed to pay $30,000 or issue OriginClear, Inc. 4,000 shares of Series C Preferred Stock in exchange for the technology licenses allowing the Company to sell the equipment for use in the industry for a period of three years. Accordingly, the Company capitalized license of $30,000 and amortized it over three years.

F-37

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2022

NOTE 6- Goodwill

As of December 31, 2022 and 2021, the Company had goodwill of $0 and $405,117, respectively in connection with the acquisition of Water Zone on May 23, 2018. The Company recorded $405,117 of impairment loss on goodwill during the year ended December 31, 2022. The Company based this decision on impairment testing of the underlying assets, expected cash flows, decreased asset value and other factors.

NOTE 7- Convertible Notes Payable

As of December 31, 2022 and 2021, the Company had convertible debt outstanding of $350,584 and $259,740, respectively, net of debt discounts. The Company had unamortized debt discounts associated with the convertible debt of $17,416 and $148,260 as of December 31, 2022 and 2021, respectively. The Company recorded interest expenses of $135,114 and $85,315, respectively and amortization of $189,844 and $220,816 during the year ended December 31, 2022 and 2021, respectively. As of December 31, 2022 and 2021, the accrued interest was $101,720 and $48,085, respectively.

During the year ended December 31, 2022, the Company converted $97,500 of convertible debt, $82,982 in accrued interest and $7,000 fees into 311,395,414 shares of the Company’s common stock. During the year ended December 31, 2021, the Company converted $335,200 of convertible debt and $254,463 in accrued interest into 218,285,852 shares of the Company’s common stock.

All of the Company’s notes payable that are convertible into common stock of the company at a discount to market are considered embedded derivatives.

Convertible notes as of December 31, 2022 and 2021 are summarized as follows:

	December 31, 2022	December 31, 2021

Convertible notes payable	$368,000	$408,000
(Less) Discounts on convertible notes payable	(17,416)	(148,260)
Total convertible debt less debt discount	$350,584	$259,740

The following is a schedule of convertible notes payable as of and for the year ended December 31, 2022.

Note #	Issuance	Maturity	Principal Balance 12/31/21	New Loan	Principal Conversion	Principal Balance 12/31/22	Accrued Interest on Convertible Debt at 12/31/21	Interest Expense on Convertible Debt For the Period Ended 12/31/22	Accrued Interest on Convertible Debt at 12/31/22	Unamortized Debt Discount At 12/31/22
A	4/20/2021	4/20/2022	$285,000	$30,000	$(75,000)	$240,000	$34,472	$102,200	$87,516	$10,438
E	3/20/2018	3/20/2019	48,000	–	–	48,000	11,948	21,284	3,733	–
H	10/25/2021	10/25/2022	27,500	–	–	27,500	767	4,182	4,950	–
I	10/7/2021	10/7/2022	47,500	11,000	(22,500)	36,000	898	6,379	4,452	1,537
J	2/28/2022	2/28/2023	–	16,500	–	16,500	–	1,069	1,069	5,441
			$408,000	$57,500	$(97,500)	$368,000	$48,085	$135,114	$101,720	$17,416

F-38

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2022

(A)	Line of Credit I

On October 23, 2015, the Company issued an unrelated third party (the “Note Holder”) a 15% promissory note (the “LOC Note I”), pursuant to which the Note Holder agreed to invest total amount up to $600,000 into the Company for working capital. On February 9, 2021, the Company entered into the addendum and received additional $75,000 to this LOC Note I. On April 19, 2021, the Company entered into the addendum and received additional $210,000 to this LOC Note I. The LOC Note I is convertible at the Note Holder’s option into the shares of the common stock of the Company at a conversion price equal to 50% of the average of the lowest 3 closing prices for the ten (10) trading days immediately prior to but not including the Conversion Date. The note is in default and currently accrues interest at the default interest rate of 18%.

(E)	Brewer Note Payable I

On March 20, 2018, the Company issued an unrelated Noteholder (the “Noteholder”) a 15% convertible promissory note (“Brewer Note I”) in the amount of $48,000 for services rendered.

Brewer Note bears interest at a rate of 15% per annum and 20% default rate. Brewer Note is convertible at the Note Holder’s option into the shares of the common stock of the Company at a conversion price of 70% of the lowest trading price for the twenty (20) trading days immediately prior to but not including the conversion date, and the Note Holder should be reimbursed for the conversion cost by adding $1,500 to the Principal of Brewer Note for each note conversion effected by Note Holder. The note is in default and currently accrues interest at the default interest rate of 18%.

(H)	Brewer Note Payable II

On October 25, 2021, the Company issued an unrelated Noteholder (the “Noteholder”) a 15% convertible promissory note (“Brewer Note II”) in the amount of $27,500, with original issue discount of $2,500.

Brewer Note II bears interest at a rate of 15% per annum and 18% default rate. Brewer Note II is convertible at the Note Holder’s option into the shares of the common stock of the Company at a conversion price of 50% of the lowest trading price for the seven (7) trading days immediately prior to but not including the conversion date, and the Note Holder should be reimbursed for the conversion cost by adding $1,000 to the Principal of Brewer Note II for each note conversion effected by Note Holder. The note is in default and currently accrues interest at the default interest rate of 18%.

(I)	Line of Credit II

On October 7, 2021, the Company issued an unrelated third party (the “Note Holder”) a 12% promissory note (the “LOC Note II”), pursuant to which the Note Holder agreed to invest total amount up to $100,000 for the Company’s operating expenses.

The LOC Note II bears interest at a rate of 12% per semi-annum and 18% default rate. The LOC Note II is convertible at the Note Holder’s option into the shares of the common stock of the Company at a conversion price equal to 65% of the average of the lowest 3 closing prices for the ten (10) trading days immediately prior to but not including the Conversion Date. The note is in default and currently accrues interest at the default interest rate of 18%.

(J)	Brewer Note Payable III

On February 28, 2022, the Company issued an unrelated Noteholder (the “Noteholder”) a 10% convertible promissory note (“Brewer Note III”) in the amount of $16,500, with original issue discount of $1,500. Brewer Note III bears interest at a rate of 10% per annum and 15% default rate. Brewer Note III is convertible at the Note Holder’s option into the shares of the common stock of the Company at a conversion price of 50% of the lowest trading price for the twenty (20) trading days immediately prior to but not including the conversion date, and the Note Holder should be reimbursed for the conversion cost by adding $1,500 to the Principal of Brewer Note III for each note conversion effected by Note Holder.

F-39

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2022

NOTE 8- Derivative Liabilities

For the years ended December 31, 2022 and 2021, the Company reclassified $277,473 and $1,715,645 of derivative liabilities into additional paid in capital due to the conversion of a portion of principal. The principal and accrued interest in the various convertible notes in the amount of $97,500 and $82,982, respectively, into 311,395,414 shares of common stock during the year ended December 31, 2022.

The principal and accrued interest in the various convertible notes in the amount of $355,200 and $254,463, respectively, into 218,285,852 shares of common stock during the year ended December 31, 2021.

	Level 1	Level 2	Level 3	Total
Fair Value of Derivative Liabilities	-	-	$ 832,164	$ 832,164
Fair Value Total, December 31, 2022	-	-	$ 832,164	$ 832,164

	Level 1	Level 2	Level 3	Total
Fair Value of Derivative Liabilities	-	-	$ 861,414	$ 861,414
Fair Value Total, December 31, 2021	-	-	$ 861,414	$ 861,414

The following table represents the Company’s financial assets and liabilities measured and recorded at fair value on the Company’s Consolidated Balance Sheet on a recurring basis and their level within the fair value hierarchy as of December 31, 2022 and 2021.

The valuation of the derivative liabilities to the convertible debt was arrived at through the use of the Lattice Bi-nominal Option Model using the following assumptions:

December 31, 2022
Volatility	152.52% - 171.16%
Risk-free interest rate	4.47% - 4.75%
Expected term (year)	1 – 1.56

December 31, 2021
Volatility	54.86% - 263.49%
Risk-free interest rate	0.06% - 0.49%
Expected term (year)	0.29 – 1.67

F-40

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2022

The following table provides a summary of changes in fair value of our Level 3 financial liabilities for the years ended December 31, 2022 and 2021, respectively.

Balance as of December 31, 2020	$528,161
Derivatives issued	360,002
Derivatives settled	(1,715,645)
Market to market adjustment	1,688,896
Balance as of December 31, 2021	$861,414

Balance as of December 31, 2021	$861,414
Derivatives issued	57,500
Derivatives settled	(277,473)
Market to market adjustment	190,723
Balance as of December 31, 2022	$832,164

NOTE 9- Notes and Loans Payable

On January 1, 2016, the Company issued its landlord a 12% promissory note in the principal amount of $10,200 (the “Note 1”) to settle the accrued rents payable as of December 31, 2015 in amount of $10,224. The Note 1 was due on December 31, 2016 and bears the interest at a rate of 12% per annum, payable at the end of each quarter. According to the Note 1, both principal and accrued interest should be converted into a mutually agreed amount of common shares of the Company when due. This Note 1 is currently default. For the years ended December 31, 2022 and 2021, the Company recorded interest expenses of $1,226 and 1,227 related to Note 1, and accrued interest was $8,594 and $7,368, respectively.

In connection with the acquisition of Water Zone on May 23, 2018, the Company agreed to pay the seller a cash payment of $300,000 and a promissory note for $355,000 as consideration for the acquisition of 100% ownership of Water Zone. The Company issued the seller a 7% promissory note in the principal amount of $355,000 (the “Note 2”) payable in three equal annual payments in the amount of $135,840. The Note 2 is secured by the Security Instruments as defined in Note 2. This Note 2 is currently default. As of December 31, 2022 and 2021, the carrying value of the Note 2 was $188,058 and $218,858, respectively. For the years ended December 31, 2022 and 2021, the Company recorded interest expenses of $13,899 and $16,788 related to Note 2, and accrued interest expenses of $90,065 and $76,167, respectively.

Merchant Cash Advance Payable

As of December 31, 2022 and 2021, the total outstanding short-term merchant cash advance payable balances were $123,787 and $53,900, net of discount of $108,650 and $22,500, respectively. The Company recorded $100,034 and $63,822 of interest expenses for the merchant cash advance payable for the years ended December 31, 2022 and 2021, respectively.

On March 16, 2021, the Company entered into an agreement of sale of future receipts with Liberty Funding Solutions (“Liberty”) pursuant to which the Company agreed to sell to Libertas certain future trade receipts in the aggregate amount of $82,800. Net proceeds from this transaction were $57,600 and were net of an initial processing fee of $2,400 and applicable financing costs. Under the terms of the agreement, borrowings are payable in equal weekly installments to Libertas of approximately $2,509, subject to change at the Company’s discretion, over a term of approximately twelve months. The Company paid the remaining balance of loans on February 15, 2022. The outstanding balance of this note was $0 and $ 53,900 as of December 31, 2022 and 2021.

On February 14, 2022, the Company entered into an agreement of sale of future receipts with Pac Western Financial LLC (“Pac Western”) pursuant to which the Company agreed to sell to Libertas certain future trade receipts in the aggregate amount of $113,600. Net proceeds from this transaction were $78,400 and were net of an initial processing fee of $1,600 and applicable financing costs of $33,600. Under the terms of the agreement, borrowings are payable in equal weekly installments to Libertas of approximately $2,164, subject to change at the Company’s discretion, over a term of approximately twelve months. As of December 31, 2022, there was no outstanding balance.

F-41

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2022

On March 31, 2022, the Company entered into another agreement of sale of future receipts with Liberty Funding Solutions (“Liberty”) pursuant to which the Company agreed to sell to Libertas certain future trade receipts in the aggregate amount of $36,000. Net proceeds from this transaction were $29,000 and were net of an initial processing fee of $7,000 and applicable financing costs. Under the terms of the agreement, borrowings are payable in equal weekly installments to Libertas of approximately $1,530, subject to change at the Company’s discretion, over a term of approximately ten months. As of December 31, 2022, there was no outstanding balance.

On September 1, 2022, the Company entered into an agreement of sale of future receipts with Pinnacle Business Funding LLC (“Pinnacle”) pursuant to which the Company agreed to sell to Pinnacle certain future trade receipts in the aggregate amount of $52,465. Net proceeds from this transaction were $33,250 and were net of an initial processing fee of $1,750 and applicable financing costs. As of December 31, 2022, the outstanding balance of this loan was $35,676, and unamortized loan discount was $11,904.

On September 7, 2022, the Company entered into another agreement of sale of future receipts with Pac Western Financial LLC pursuant to which the Company agreed to sell to Libertas certain future trade receipts in the aggregate amount of $113,600. Net proceeds from this transaction were $38,376 and were net of a remaining portion of previous agreement on February 14, 2022, in the amount of $40,024, an initial processing fee of $1,600 and applicable financing costs. Under the terms of the agreement, borrowings are payable in equal weekly installments to Libertas of approximately $2,164, subject to change at the Company’s discretion, over a term of approximately twelve months. As of December 31, 2022, the outstanding balance of this loan was $86,550, and unamortized loan discount was $25,598.

On September 22, 2022, the Company entered into an agreement of sale of future receipts with Velocity Capital Group (“Velocity”) pursuant to which the Company agreed to sell to Velocity certain future trade receipts in the aggregate amount of $69,500. Net proceeds from this transaction were $48,335 and were net of an initial processing fee of $9,665 and applicable financing costs. As of December 31, 2022, the outstanding balance of this loan was $54,296, and unamortized loan discount was $15,233.

Line of Credit

On January 6, 2022, the Company entered line of credit agreements with Celtic Bank Corporation (“Bluevine LOC”). The maximum availability of the line is $ 100,000. The line bears interest of approximately 6.20 % per annum. As of December 31, 2022, the outstanding balance and accrued interest of Bluevine LOC were $32,175 and $1,013, respectively. The Company recorded $30,267 of interest expense during the year ended December 31, 2022.

Auto loan payable

As of December 31, 2022, the Company had five auto loan agreements with two financing institutions. As of December 31, 2022 and 2021, the Company’s total auto loan balances were $134,567 and $69,730, respectively. The auto loans bear an approximate interest rate of 5.34 % to 10.46% per annum. For the years ended December 31, 2022 and 2021, the Company recorded $9,427 and $5,680, respectively in interest expense for the auto loans.

Paycheck Protection Program (“PPP”) loan playable

On May 10, 2020, the Company received a loan proceeds from the Small Business Administration (SBA) in the amount of $130,945, pursuant to the Paycheck Protection Program (“PPP”) with a maturity date of May 10, 2022. This loan has been fully forgiven as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) and was recognized as a gain on forgiveness of debt in the amount of $130,945.

On February 2, 2021, The Company received a second loan from the SBA in the amount of $100,911 at an interest rate of 1% with a maturity date of February 2, 2023, pursuant to the PPP. The outstanding PPP loan principal balance and accrued interest at December 31, 2021 were $100,911 and $945, respectively. This loan has been fully forgiven as part of the CARES Act subsequent to year end on March 2, 2022.

F-42

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2022

Employee Retention Credit (“ERC”)

The CARES Act provides an employee retention credit (“CARES Employee Retention credit”), which is a refundable tax credit against certain employment taxes of up to $5,000 per employee for eligible employers. The tax credit is equal to 50% of qualified wages paid to employees during a quarter, capped at $10,000 of qualified wages per employee through year end. The Company qualifies for tax credit. During the year ended December 31, 2021, the Company recorded $137,532 related to the CARES Employee Retention credit in other income on the Company’s Consolidated Statements Operations.

Small Business Administration (“SBA”) loan payable

On September 4, 2020, the Company received loan proceeds from the SBA in amount of $150,000, pursuant to the Economic Impact Disaster Loans (“EIDL”) established as part of the CARES Act. It is a thirty-year loan with an interest rate of 3.75% per annum. Payments on EIDL loans are deferred for one year, the accrued interest of $5,723 and $1,726 as of December 31, 2021 and 2020, respectively, was capitalized to the loan principal.

During the second quarter ended June 30, 2022, the Company received additional loan proceeds from the SBA in amount of $349,700, pursuant to the Economic Impact Disaster Loans (“EIDL”) established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”). The maturity date of this loan is September 8, 2050 with an interest rate of 3.75% per annum.

As of December 31, 2022 and 2021, the Company’s total EIDL loan balances were $498,786, and $154,508, respectively. For the years ended December 31, 2022 and 2021, the Company recorded interest expenses of $9,980 and $6,438 related to this SBA loan.

During the year ended December 31, 2021, the Company received Supplemental Targeted Advance Fund in the amount of $15,000 from the SBA and recognized $15,000 as other income on the consolidated statements of operations.

Long-term notes and loans mature as follows:

December 31,	Total

2023	$403,015
2024	46,995
2025	42,547
2026	38,880
2027	37,457
Thereafter	418,680
Total	$987,574

F-43

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2022

NOTE 10- Lease

On June 7, 2018, the Company amended a lease agreement for the existing lease agreement on the Company’s office and warehouse expiring on August 31, 2022. As of December 31, 2022, operating lease right-of-use asset and total operating lease liability amounted to $0 and $39,552, respectively. As of December 31, 2021, operating lease right-of-use asset and total operating lease liability amounted to $0 and $97,715, respectively.

Total lease expense for the operating lease was $60,396 and $62,019 for the years ended December 31, 2022 and 2021, respectively.

NOTE 11- Shareholders’ Equity

As of December 31, 2022 and 2021, the Company had 800,000 shares of Series A Convertible Preferred Stock, 500,000 shares of Series B Convertible Preferred Stock, 440,000 and 420,000 share of Series C Convertible Preferred Stock, respectively, and 100,000 shares of Series D Preferred Stock issued and outstanding. As of December 31, 2022 and 2021, the Company had 992,254,120 and 639,192,039 shares of Common Stock issued and outstanding, respectively.

As of December 31, 2022 and 2021, the Company was authorized to issue 2,000,000,000 shares of common stock, $.00001 par value, and 2,000,000 shares of preferred stock, $.00001 par value, of which (a) 800,000 shares were designated as Series A Convertible Preferred Stock, which shall be convertible, at the option of the holder thereof, at any time after the date of issuance into one hundred (100) shares of fully paid and non-assessable shares of Common Stock; (b) 600,000 shares were designated as Series B Convertible Preferred Stock, which shall be convertible, at the option of the holder thereof, at any time after the date of issuance into one hundred (100) shares of fully paid and non-assessable shares of Common Stock; (c) 500,000 shares were designated as Series C Convertible Preferred Stock, which shall be convertible, at the option of the holder thereof, at any time after the date of issuance into one thousand (1,000) shares of fully paid and non-assessable shares of Common Stock; and (d) 100,000 shares were designated as Series D Preferred Stock, which shall have one hundred thousand (100,000) times that number of votes on all matters submitted to the common shareholders, but no conversion rights.

On January 21, 2021, a portion of principal and accrued interest of the 2015 Promissory Note in the amount of $16,200 and $8,872, respectively were converted into 26,959,140 shares of common stock of the Company at the conversion price of $0.00093 per share.

On January 29, 2021, 23,500,000 shares of common stock were issued in exchange of 23,500 Series B Preferred shares.

On February 8, 2021, the Company issued 10,084,034 shares of common stock in settlement of a consulting service at the conversion price of $0.0011 per share.

On February 12, 2021, a portion of principal and accrued interest of the L&H Note in the amount of $15,000 and $20,563, respectively were converted into 32,330,000 shares of common stock of the Company at the conversion price of $0.0011 per share.

On March 24, 2021, a portion of principal and accrued interest of the 2015 Promissory Note in the amount of $80,928 and $46,909, respectively were converted into 35,808,683 shares of common stock of the Company at the conversion price of $0.00357 per share.

On March 10, 2021, 125,000 shares of Series B Preferred Stock were issued to the Company’s director for legal services.

On March 10, 2021, 100,000 shares of Series B Preferred Stock were issued to a legal advisor for services.

On March 10, 2021, 60,000 shares of Series C Preferred Stock were issued to a consulting advisor for services.

On March 10, 2021, the Company issued 56,000 shares of Series C Preferred Stock to its Chief Executive Officer to settle a portion of the accrued officer compensations.

F-44

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2022

On April 7, 2021, the remaining principal and accrued interest of the L&H Note in the amount of $15,000 and $425, respectively were converted into 5,141,667 shares of common stock of the Company at the conversion price of $0.003 per share.

On April 19, 2021, 25,000,000 shares of common stock were issued in exchange of 25,000 Series B Preferred shares.

On April 21, 2021, a portion of principal and fee of the 2018 Service Note in the amount of $119,000 and $2,699, respectively were converted into 39,666,667 shares of common stock of the Company at the conversion price of $0.003 per share.

On April 30, 2021, 15,000,000 shares of common stock were issued in exchange of 15,000 Series B Preferred shares.

On May 25, 2021, the remaining portion of principal and accrued interest of the 2017 Service Note in the amount of $25,000 and $18,110, respectively were converted into 10,025,581 shares of common stock of the Company at the conversion price of $0.0043 per share.

On June 10, 2021, 25,000 shares of restricted Series C Preferred shares were issued for the subscription purchase.

On July 16, 2021, 10,000,000 shares of common stock were issued in exchange of 10,000 Series B Preferred shares.

On September 1, 2021, 32,500,000 shares of common stock were issued in exchange of 32,500 Series C Preferred shares.

On September 21, 2021, a portion of principal and accrued interest of the LOC Note in the amount of $23,072 and $6,291, respectively were converted into 5,908,048 shares of common stock of the Company at the conversion price of $0.00497 per share.

On September 21, 2021, the remaining portion of accrued interest of the 2018 Amended Service Note in the amount of $19,727 was converted into 4,811,463 shares of common stock of the Company at the conversion price of $0.0041 per share.

On October 22, 2021, 32,500,000 shares of common stock were issued in exchange of 32,500 Series C Preferred shares.

On November 9, 2021 and December 8, 2021, the total remaining principal and accrued interest and conversion fee of the OriginClear Note in the amount of $80,000 and $69,867, respectively were converted into 45,208,649 shares of common stock of the Company at the conversion price of $0.003 per share.

On November 19, 2021, a portion of accrued interest and conversion fee of the Brewer Note I in the amount of $10,000 was converted into 2,341,920 shares of common stock of the Company at the conversion price of $0.004 per share.

F-45

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2022

On February 9, 2022, a portion of accrued interest and conversion expense of the Brewer Note I in the amount of $10,000 was converted into 10,526,315 shares of common stock of the Company at the conversion price of $0.001 per share.

On March 1, 2022, the Company issued 45,000 shares of Series C Preferred Stock at $1 per share to Educational Group, LLC for the cash proceeds through a subscription agreement for purchase of 45,000 Shares of Preferred Series C, dated October 29, 2021.

On March 21, 2022, a portion of principal and accrued interest of the LOC Note I in the amount of $30,000 and $7,231, respectively were converted into 32,947,788 shares of common stock of the Company at the conversion price of $0.001 per share.

On May 11, 2022, a portion of accrued interest and conversion expense of the Brewer Note I in the amount of $10,000 was converted into 11,764,706 shares of common stock of the Company at the conversion price of $0.0008 per share.

On June 7, 2022, the Company’s Regulation A Offering was approved by the Securities and Exchange Commission, pursuant to which 500,000,000 shares of common stock were offered to sell at $0.0015 per share.

On June 16, 2022, 25,000,000 shares of common stock were issued in exchange of 25,000 Series C Preferred shares.

On July 11, 2022, a portion of accrued interest and conversion expense of the Brewer Note I in the amount of $10,000 was converted into 16,666,667 shares of common stock of the Company at the conversion price of $0.0006 per share.

On August 5, 2022, a portion of principal and accrued interest of the LOC Note I in the amount of $20,000 and $7,563, respectively, were converted into 40,533,824 shares of common stock of the Company at the conversion price of $0.00068 per share.

On August 30, 2022, a portion of accrued interest and conversion expense of the Brewer Note I in the amount of $7,000 was converted into 10,769,230 shares of common stock of the Company at the conversion price of $0.00065 per share.

On September 9, 2022, a portion of principal and accrued interest of the LOC Note I in the amount of $25,000 and $9,025, respectively, were converted into 54,007,937 shares of common stock of the Company at the conversion price of $0.00068 per share.

On September 13, 2022, the Company issued 16,666,667 shares of common stock of the Company under Regulation A offering for cash proceeds of $25,000 at the conversion price of $0.0015 per share.

On November 10, 2022, a portion of accrued interest of the LOC Note I in the amount of $25,338 was converted into 66,678,947 shares of common stock of the Company at the conversion price of $0.00038 per share.

On December 12, 2022, a portion of principal in the amount of $22,500, accrued interest and conversion expense of the Brewer Note I in the amount of $3,825 was converted into 67,500,000 shares of common stock of the Company at the conversion price of $0.00039 per share.

F-46

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2022

NOTE 12- Commitment and Contingencies

As of December 31, 2022 and 2021, the Company had stock to be issued in amount of $125,000 and $120,000, respectively, due to the followings:

On April 6, 2018, the Company entered into an advisory service agreement with a consultant for capital markets strategies, marketing, media and event management and cash proceeds of $200 in exchange for total 10,000,000 shares of Common Stock of the Company, of which 5,000,000 shares were issued on June 25, 2018 and 5,000,000 shares will be issued on or before October 6, 2018. The agreement had a term of twelve months effective from April 6, 2018 ending April 6, 2019. The fair value of this stock issuance was determined by the fair value of the Company’s Common Stock on the grant date, at a price of approximately $0.015 per share. The second tranche of 5,000,000 shares, in the estimated amount of $75,000, were not issued as of the date of this report.

On October 29, 2021, the Company entered into a subscription agreement for purchase of 45,000 Shares of Preferred Series C by Educational Group, LLC. The Company received $45,000 as a consideration and recorded $45,000 as preferred stock to be issued as of December 31, 2021. The Company issued 45,000 shares of Series C Preferred Stock at $1 per share to Educational Group, LLC on March 1, 2022.

On July 29, 2022, the Company entered into subscription agreement with Ben Heauser and received cash proceeds of $50,000 in exchange for total 33,333,333 shares under Regulation A offering, at the conversion price of $0.0015. The total 33,333,333 shares, in the amount of $50,000, were not issued to Ben Heauser as of the date of this report.

As of December 31, 2022 and 2021, the Company had $62,800 and $22,800, respectively, due to third parties, which was borrowed to cover operating expenses.

NOTE 13- Related Party Transactions

The Company has agreed to compensate $160,000 per year its Chief Executive Officer since 2015. The Company recognized $160,000 for officer compensation and is included in selling, general and administrative expenses in the accompanying Consolidated Statements of Operations.

On March 10, 2021, the Company issued 56,000 shares of Series C Preferred Stock to its Chief Executive Officer to settle a portion of the accrued officer compensations.

As of December 31, 2022 and 2021, the balance of accrued officer compensation was $457,971 and $517,512, respectively.

NOTE 14- Subsequent Events

In accordance with ASC Topic 855-10 “Subsequent Events”, the Company has evaluated its operations subsequent to December 31, 2021 to the date these consolidated financial statements were issued, and determined that there were subsequent events or transactions that required recognition or disclosure in the financial statements.

On February 1, 2023, the Company issued 33,333,333 shares of common stock to Ben Heauser for cash proceeds of $50,000 at the conversion price of $0.0015 per share.

On February 6, 2023, a portion of accrued interest and conversion expense of the Brewer Note I in the amount of $7,713 was converted into 38,565,000 shares of common stock of the Company at the conversion price of $0.0002 per share.

On March 1, 2023, Water Zone, the Company’s subsidiary, closed its facility and ceased its operations. Water Zone has not dissolved the corporation as of the reporting date, and management is currently evaluating whether the Company will continue Water Zone’s operations.

F-47

Index

PART III – EXHIBITS

Index to Exhibits

Exhibit No.:	Description of Exhibit	Incorporated by Reference to:
2. Charter and Bylaws
2.1	Certificate of Domestication/Articles of Incorporation	Exhibit 2.1 to Form 1-A Offering Statement, File No. 024-10746, filed 9/26/2017
2.1.1	Articles of Amendment to Articles of Incorporation	Filed herewith.
2.1.2	Articles of Correction	Filed herewith.
2.2	Bylaws	Exhibit 2.2 to Form 1-A Offering Statement, File No. 024-10746, filed 9/26/2017
4. Subscription Agreement
4.1	Subscription Agreement	Filed herewith.
6. Material Agreements
6.1	Convertible Promissory Note, up to $600,000 principal amount, in favor of Greentree Financial Group	Exhibit 6.1 to Form 1-A Offering Statement, filed March 2, 2022.
6.2	Convertible Promissory Note, $48,000 principal amount, in favor of The Brewer Group	Exhibit 6.2 to Form 1-A Offering Statement, filed March 2, 2022.
6.3	Agreement with Terra Sustainable Technologies, Inc.	Exhibit 6.3 to Form 1-A/A Offering Statement Amendment, filed March 30, 2022.
6.4	Receivables Financing Agreement with Pac Western Financial, LLC	Exhibit 6.4 to Form 1-A/A Offering Statement Amendment, filed March 30, 2022.
6.5	Agreement with Celtic Bank Corp.	Exhibit 6.5 to Form 1-A/A Offering Statement Amendment, filed March 30, 2022.
11. Consents
11.1	Consent of Newlan Law Firm, PLLC (see Exhibit 12.1)	Filed herewith
12. Opinion re: Legality
12.1	Opinion of Newlan Law Firm, PLLC	Filed herewith

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Port St. Lucie, State of Florida, on August 31, 2023.

WATER TECHNOLOGIES INTERNATIONAL, INC. By: /s/William Scott Tudor William Scott Tudor President and CEO

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ William Scott Tudor William Scott Tudor President, Chief Executive Officer, Acting Chief Financial Officer [Principal Accounting Officer], Secretary and Director	August 31, 2023

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